SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Maine & Maritimes Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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209 State Street

PO Box 789

Presque Isle, ME 04769-0789

March 28, 2005

Dear Stockholder,

We are pleased to invite you to our Annual Meeting of Stockholders of Maine & Maritimes Corporation (the “Company”) to be held Wednesday, May 11, 2005, at 10:00 a.m. (Eastern Daylight Time). The meeting will be held at the American Stock Exchange, 86 Trinity Place, New York, NY 10006. Directions are on the back cover of this Proxy Statement.

This year’s Annual Meeting and enclosed Proxy will include (1) the election of Directors, (2) a proposal to amend the Company’s 2002 Stock Option Plan to provide for stock grants, and (3) the ratification of Vitale Caturano & Company as the Company’s independent auditors for the 2005 fiscal year.

Every vote is important. Proposals (2) and (3) each require the favorable vote of more than one half of the shares represented at the Annual Meeting in person or by Proxy. We ask that you please vote your Proxy – even if you are planning to attend the meeting.

We thank you in advance for voting and sending in your Proxy.

Sincerely,

J. Nicholas Bayne

President and Chief Executive Officer

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS DETERMINED IF THIS PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MAINE & MARITIMES CORPORATION

209 STATE STREET, PO BOX 789

PRESQUE ISLE, MAINE 04769-0789

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 11, 2005

March 28, 2005

To the Common Stockholders of

  MAINE & MARITIMES CORPORATION

Notice is hereby given that the Annual Meeting of the Stockholders of Maine & Maritimes Corporation (“MAM” or the “Company”) will be held at the American Stock Exchange, 86 Trinity Place, New York, NY on Wednesday, May 11, 2005, at 10:00 a.m. (Eastern Daylight Time), for the following purposes:

1.	To consider and act upon a proposal by the Board of Directors of MAM to approve Proposal (1), to elect four members of the Board of Directors to serve until the Annual Meeting of the Stockholders in 2008, or until their successors are elected and qualified;

2.	To consider and act upon a proposal by the board of directors of MAM to amend the Company’s 2002 Stock Option Plan to provide for stock grants; and

3.	To ratify the selection of Vitale Caturano & Company as the Company’s independent auditors for the 2005 fiscal year.

Further information regarding voting rights and the business to be transacted at the meeting is given in the annexed Proxy Statement.

By order of the Board of Directors,

Patrick C. Cannon, Secretary

YOUR VOTE IS VERY IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE ACT PROMPTLY TO VOTE YOUR SHARES. YOU MAY VOTE YOUR SHARES BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE RETURN ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY IN WRITING.

This Proxy Statement is dated March 28, 2005 and is first being mailed to stockholders on April 1, 2005.

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WHERE YOU CAN FIND MORE INFORMATION

MAM files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). You may read and copy any of the materials the Company files at the SEC’s public reference room located at: Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

Information on the operation of the SEC’s public reference room can be obtained by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this material from the public reference section of the Securities and Exchange Commission, located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC filings of MAM are also available to the public from commercial document retrieval services, over the Internet at the SEC’s web site at http://www.sec.gov and at the MAM web site at http://www.maineandmaritimes.com by selecting “SEC Filings” under the “Investor Relations” option located at that web site.

MAM’s Common Stock is listed on the American Stock Exchange, and reports, proxy statements and other information concerning MAM can also be inspected at the offices of that securities exchange located at the American Stock Exchange, 86 Trinity Place, New York, NY 10006.

The SEC allows the Company to incorporate by reference previously filed information into its Proxy Statement. This means that we can disclose important information to you by incorporating information in another document filed separately with the SEC and referring you to that document without having to reproduce the text in its entirety. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about MAM and its finances.

DOCUMENT	PERIOD/DATE
Annual Reports on Form 10-K	Year ended December 31, 2004
Current Reports on Form 8-K	February 22, 2005; March 1, 2005; March 8, 2005

We have enclosed a copy of the Annual Report for 2004 along with this Proxy Statement.

If you are a Stockholder, we may have previously sent you some of the documents that are incorporated by reference in this Proxy. We are also incorporating by reference any additional documents, if any, that we may file with the SEC under the Securities Exchange Act of 1934 between the date of this Proxy Statement and the date of the meeting of our stockholders. You can obtain any of the incorporated documents by contacting us or the SEC. Stockholders may obtain any documents incorporated by reference in this Proxy Statement from MAM’s web site or by requesting them in writing, or by electronic mail, by sending your request to the following address:

Vice President, Corporate Compliance and Investor Relations

Maine & Maritimes Corporation

P.O. Box 789

209 State Street

Presque Isle, ME 04769-0789

http://www.maineandmaritimes.com

e-mail: investors@maineandmaritimes.com

1-207-760-2402 (telephone)

1-207-760-2403 (facsimile)

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Upon receipt of your written request, the Company will send the requested documents without charge, excluding exhibits, unless such exhibits are specifically incorporated by reference in this Proxy Statement. If you would like to request documents from us in advance of the Annual Meeting, including any documents we may subsequently file with the SEC prior to the Annual Meeting, the Company must receive your request no later than May 2, 2005, in order for you to obtain timely delivery of them before the Annual Meeting.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS DESCRIBED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 28, 2005. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY OTHER DATE THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY. IN THE EVENT ANY INFORMATION CONTAINED IN THIS PROXY STATEMENT IS MATERIALLY CHANGED AFTER THE DATE LISTED ABOVE, MAM WILL RECIRCULATE THE PROXY STATEMENT TO STOCKHOLDERS.

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THE ANNUAL STOCKHOLDERS MEETING

We are furnishing you with this Proxy Statement in connection with a solicitation of Proxies by the Board of Directors of MAM to be used at the Annual Meeting of Stockholders of MAM to be held on Wednesday, May 11, 2005, at 10:00 a.m. (Eastern Daylight Time) and at any adjournment or postponement of that Annual Meeting. The meeting will be held at the American Stock Exchange, 86 Trinity Place, New York, New York, 10006 at 10:00 a.m. If you execute and return the enclosed Proxy card, it will be voted in the manner directed, but if you return and do not otherwise mark your Proxy card, it will be voted “FOR” Proposal (1) and will be considered an abstention on Proposals (2) and (3). You may revoke your Proxy card at any time prior to the Annual Meeting in the following ways:

•	Delivering to the clerk of MAM, before the vote at the Annual Meeting, a written notice of revocation bearing a later date than the returned Proxy;
•	Executing a later dated Proxy relating to the same shares and delivering it to the Clerk of MAM before the vote at the special meeting; or
•	Attending the Annual Meeting and voting in person at the Annual Meeting, although attending the Annual Meeting will not itself constitute a revocation of Proxy.

Each holder of Common Stock is entitled to one vote for each share of the stock outstanding in the name of the holder on the records of MAM at the close of business on March 28, 2005. As of March 28, 2005, the outstanding voting securities of MAM consisted of 1,635,906 shares of Common Stock. This Proxy Statement describes the matters to be voted on at the Annual Meeting.

As provided under Maine law:

•	A majority of the shares entitled to vote at the Annual Meeting, present in person or represented by Proxy, will constitute a quorum of the meeting;
•	Each of Proposals (2) and (3) must be approved by the affirmative vote of the majority of the shares voted;
•	With respect to Proposal (1), the four director nominees receiving the greatest number of votes will be elected;
•	Abstentions and broker non-votes will be counted in determining a quorum for the meeting; and
•	Shares withheld and broker non-votes will have no effect on the election of Directors or any of the other proposals.

Adjournments

We currently expect to take votes and close the polls on all proposals on the scheduled date of the Annual Meeting. However, we may:

•	Keep the polls open to facilitate additional Proxy solicitation with regard to any or all proposals; and/or
•	Allow the inspectors of the election to count and report on the votes that have been cast after the polls have closed.

If any of the above occurs, we could propose one or more adjournments of the Annual Meeting. For any adjournment to be approved, the votes cast in favor of the adjournment must represent a majority of the total number of votes entitled to be cast by the holders of all classes of stock present at the meeting in person or by Proxy, voting together as a single class.

Proxies that we have solicited will be voted in favor of any adjournment that we propose, but will not be considered a direction to vote for any adjournment proposed by anyone else; provided, however, that no Proxy in the form included with this Proxy Statement shall be voted in favor of adjournment or postponement of the votes on Proposals (1), (2) and (3). If any adjournment is properly proposed at the meeting on behalf of anyone else, the persons named as Proxies, acting in that capacity, will have discretion to vote on the adjournment in accordance with their best judgment.

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Common Stock Outstanding and Voting Rights

On March 28, 2005, the record date, MAM had 1,635,906 shares of Common Stock issued and outstanding. The Common Stock is the only class of stock entitled to vote at this meeting and all Common Stockholders are entitled to one vote for each share held on all matters, except that in the election of Directors, each Common Stockholder upon proper notice is entitled to cumulative voting. For cumulative voting, each Common Stockholder will be entitled to as many votes as shall equal the number of shares held on the record date multiplied by the number of Directors to be elected, and each stockholder may cast all of the stockholders votes for a single Director or distribute them among the total number of Directors to be elected or among any number of Directors as the stockholder may see fit. Only Common Stockholders of record on the stock transfer books of the Company at the close of business on the record date will be entitled to vote at the meeting.

In connection with Proposal (1), if any Common Stockholder either gives written notice to the President of MAM before the time fixed for the meeting of his or her intention to vote cumulatively, or states his or her intention to vote cumulatively at the meeting before the voting for Directors commences, all Common Stockholders shall be entitled to cumulate their votes on election of Directors. Any Common Stockholder who wishes to vote cumulatively, but who will not be present at the meeting, should give written notice to the President of MAM of such intention before the meeting and should clearly indicate in writing on the accompanying Proxy the Director or Directors for whom he or she wishes to vote and the number of votes he or she wishes to distribute to each such Director. If no written indication is made on the Proxy, the votes will be evenly distributed among all nominees. If any Common Stockholder has indicated his or her intention to vote cumulatively (either by written notice or by a statement made at the meeting), each Common Stockholder present at the meeting, who has not given his or her Proxy, or who has revoked his or her Proxy in the manner described in the following paragraph, may vote cumulatively at the meeting by means of a written ballot distributed at the meeting.

Common Stockholders may vote at the meeting either in person or by duly authorized Proxy. The giving of a Proxy by a Common Stockholder will not affect the Common Stockholder’s right to vote his or her shares if he or she attends the meeting and wishes to vote in person. A Proxy may be revoked or withdrawn by the person giving it, at any time prior to the voting thereof, at the registration desk for the meeting or by advising the Secretary of MAM. In addition, the proper execution of a new Proxy will operate to revoke a prior Proxy. All shares represented by effective Proxies on the enclosed form, received by MAM, will be voted at the meeting or any adjourned session thereof, all in accordance with the terms of such Proxies.

The following table provides information about the beneficial ownership of MAM Common Stock as of December 31, 2004, by each person or entity known to own more than five percent of MAM Common Stock:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class Beneficially Owned
Gabelli Asset Management Inc.	154,700	9.456%
One Corporate Center Rye, New York 10580-1435

FMR Corp	103,000	6.298%
82 Devonshire Street Boston, MA 02109

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SECURITY OWNERSHIP BY MANAGEMENT

The following table provides information about the beneficial ownership of MAM Common Stock as of December 31, 2004, by:

•	Each of the named Executive Officers

•	Each of our Directors

•	All of our Executive Officers and Directors as a group

Name of Beneficial Owner	Position	Number of Shares (1) (3) (4) Beneficially Owned
Robert E. Anderson	Director	1,394
J. Nicholas Bayne	President, Chief Executive Officer and Director	500
Michael W. Caron	Director	617
D. James Daigle	Director	894
Richard G. Daigle	Director	1,024
David N. Felch	Director	659
Deborah L. Gallant	Director	894
Nathan L. Grass	Director	908
G. Melvin Hovey	Chairman of the Board (2)	3,594
Lance A. Smith	Director	735
Brent M. Boyles	Senior Vice President and Chief Operating Officer for MPS	0
John P. Havrilla	Vice President, Business Development and Unregulated Businesses	0
Kurt A. Tornquist	Senior Vice President and Chief Financial Officer	0
Thomas N. Yoder	Vice President of Marketing, Research and Development The Maricor Group	0
Larry E. LaPlante	Former Chief Accounting Officer	542.4
Calvin D. Deschene	Former General Manager, Energy Atlantic	7

All directors and officers as a group		11,768.4

(1)	The Directors and Officers as a group own in the aggregate less than 1% of MAM’s outstanding Common Stock.
(2)	1,650 of these shares are held by Mr. G. Melvin Hovey’s spouse. Mr. Hovey disclaims beneficial ownership of all these shares.
(3)	All members of the Board of Directors are required to purchase a minimum of 500 shares.
(4)	Board of Director and Officer purchases of additional shares are restricted, due to insider trading policies and “blackout” periods.

None of the persons listed above own beneficially, or directly, any of the securities of MAM’s subsidiaries, Maine Public Service Company; The Maricor Group, U.S.; The Maricor Group, Canada; Maricor Properties Ltd; RES Engineering; Energy Atlantic, LLC; Maricor Technologies, Inc.; or Maine and New Brunswick Electrical Power Company, Limited.

There has been no arrangement in the past year known to the Company, including any pledge by any person of MAM securities, which may result in a change in control of MAM currently or in the future.

The Company is not aware of any material proceedings to which any Director, Officer or affiliate of MAM, any owner of record or beneficially of more than five percent of the Common Stock of MAM, or any associate of any such Director, Officer or affiliate of MAM, or security holder, is a party adverse to MAM or any of its subsidiaries or has a material interest adverse to MAM or any of its subsidiaries.

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PROPOSAL (1)

ELECTION OF DIRECTORS

MAM’s Articles of Incorporation authorize the Board of Directors or the Stockholders to fix the number of Directors from time to time, provided that the number of Directors may not be less than nine or more than eleven, except in certain extraordinary circumstances set forth in the “Articles of Incorporation.” In accordance with the Articles, the Board of Directors has fixed the number of Directors at eleven. We currently have ten Directors, of which four have a term of office that will expire with the upcoming Annual Meeting on May 11, 2005. The three-year terms of Deborah L. Gallant, Nathan L. Grass, G. Melvin Hovey and Lance A. Smith expire in 2005 and are up for re-election to the Board of Directors.

The Board is divided into three classes of directorships, with Directors in each class serving staggered three-year terms. One class is elected each year for a three-year term. There are currently four Directors whose terms will expire at the 2005 Annual Meeting. The four nominees are named in the table set forth below. The Stockholders are asked to elect Messrs. D. J. Daigle, Hovey and Smith, and Ms. Gallant, all of whom have been duly nominated by an independent Ad Hoc Nominating Committee of the Board of Directors, to serve a term of office until the 2008 Annual Meeting of Stockholders and their respective successors have been elected and qualified.

The shares represented by Proxies which are executed and returned without direction will be voted at the meeting for the election of Directors of the persons named as nominees in the table set forth below. However, in the event that Directors are to be elected by cumulative voting, shares represented by Proxies which are executed and returned without direction will be voted at the meeting in the discretion of the Proxy holders as to the manner in which votes represented thereby will be distributed among such nominees. All of the nominees have indicated their willingness to serve as Directors until the expiration of their respective terms and until their successors shall have been duly chosen and qualified.

Should any of the nominees for the office of Director become unable to accept a nomination or election, which is not anticipated, it is intended that the persons named in the accompanying form of Proxy will vote for the election of such other person as the Board of Directors may recommend in the place of such nominee. Nominees for Director who receive the greatest number of votes by Common Stockholders entitled to vote, even though not a majority of the votes cast, shall be elected. Therefore, abstentions and broker non-votes have no effect on the election of Directors.

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NOMINEES AND CURRENT DIRECTORS BY CLASS

Name and Business Experience for Last 5 Years	Age	Year First Elected Director

(Nominees for terms expiring in 2008 – Class III)

D. JAMES DAIGLE (for re-election) (3) (5) (6)	69	1973
President since before 1998
D & D Management Co.
(real estate investment and management company, which is currently inactive)
Orlando, Florida

DEBORAH L. GALLANT (for re-election) (3) (5) (6)	52	1994
President & CEO since before 1998, D. Gallant Management Associates
(Management Consultants) Portland, Maine

G. MELVIN HOVEY (for re-election)(1) (6)	75	1981
Chairman of the Board of MPS since 1998 and now also MAM
Presque Isle, Maine

LANCE A. SMITH (for re-election)(2) (5) (6)	53	2002
President and Co-owner since before 1998
Smith Farms, Inc.
(agricultural farm; broccoli is currently its principal crop)
Presque Isle, Maine

(Directors for terms expiring in 2007 – Class II)

J. NICHOLAS BAYNE (1) (6)	51	2002
President and Chief Executive Officer of Maine & Maritimes
Corporation since March 7, 2003
Presque Isle, Maine
President and Chief Executive Officer of Maine Public Service
Company since September 1, 2002
Presque Isle, Maine
President, Maine Public Service Company Since May 15, 2002
Presque Isle, Maine
President-Elect of Maine Public Service Company
March 18, 2002 to May 14, 2002
Presque Isle, Maine Public Service Company
Executive consultant to the energy, utilities, and energy-software Industries, 2001 to 2002
Charlotte, North Carolina
Chief Executive Officer and Director, Aspect, LP,
(energy software / FAS 133 solution development firm) 2001
Houston, Texas
Senior Vice President of Strategic Advisory Services
Energy E-Comm.com, 2000 to 2001 (energy and strategic consulting practice)
Charlotte, North Carolina
Senior Vice President for Energy Sales and Operations and Director
of Duke Solutions, Inc., Duke Energy’s unregulated retail energy services company, 1997 to 2000
Charlotte, North Carolina

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RICHARD G. DAIGLE (2) (3) (6)	57	1994
Chairman and CEO since before 1998, Daigle Oil Company
(retail and wholesale distributor of petroleum products)
Fort Kent, Maine

DAVID N. FELCH (2) (4) (6)	60	2003
Senior Partner since before 1998
Felch & Company, LLC
(Certified Public Accountants) Caribou, Maine

(Directors whose terms expire in 2006 – Class I)

ROBERT E. ANDERSON (4) (6)	67	1993
Chairman of the Board, Chief Financial Officer, since before 1998
F. A. Peabody Company
(Insurance) Houlton, Maine

MICHAEL W. CARON (2) (4) (6)	57	2003
Chief Financial Officer
Catholic Charities Maine
(Social service agency of the Diocese of Portland)
Falmouth, Maine, since 2002
Mr. Caron was not employed between 2000 and 2002.
Controller, Central Maine Power Company, 1996-2000
Managing Director – Finance
NYNEX, Boston, Massachusetts, 1994-1996.

NATHAN L. GRASS (3) (4) (6)	66	1983
President since before 1998, Grassland Equipment, Inc.
(holding company for personal investments)
Presque Isle, Maine

(1) Mr. Hovey is Director; Chairman of the Board of Maine & Maritimes Corporation; and Chairman of Boards of its Subsidiaries: Maine Public Service Company and Maine and New Brunswick Electrical Power Company, Ltd. Mr. Bayne is President and Chief Executive Officer of Maine & Maritimes Corporation and its Subsidiaries: Maine Public Service Company; Maine and New Brunswick Electrical Power Company, Ltd.; The Maricor Group US; The Maricor Group, Canada Ltd; Maricor Properties Ltd; Mecel Properties Ltd; and Maricor Technologies, Inc.

(2) Member of the Audit Committee.

(3) Member of the Performance and Compensation Committee.

(4) Member of the Pension and Benefits Committee.

(5) Member of the Corporate Governance Committee.

(6) Member of the Strategic Planning Committee.

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DIRECTORS AND COMMITTEE MEETINGS

The Directors of Maine & Maritimes Corporation (MAM) held a total of fourteen Board meetings during 2004. During 2004, all Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and Committees on which they serve. Actual overall attendance was 98%. Beginning in 2005, independent members of MAM’s Board of Directors will meet semi-annually in Executive Session without members of Management to discuss various business-related issues. Business discussed by the independent directors in Executive Session will be communicated, as appropriate, to the Chief Executive Officer and/or Chief Legal Officer for their information and/or implementation.

The Maine & Maritimes Corporation Board of Directors has five standing committees.

•	Audit Committee;

•	Strategic Planning Committee;

•	Pension and Benefits Committee;

•	Corporate Governance Committee; and

•	Performance and Compensation Committee

Audit Committee

The members of the Audit Committee are: Richard G. Daigle, the chairperson, Michael W. Caron, David N. Felch, and Lance A. Smith. Mr. Michael W. Caron is the Audit Committee’s designated financial expert. All members of the Audit Committee are independent in accordance with the current definition in Rule 121 of the American Stock Exchange. During 2004, the Audit Committee held eleven meetings, seven of which were telephonic meetings. Two of the Audit Committee meetings were called for the purpose of interviewing independent accounting firms. Vitale, Caturano & Company PC was hired to replace PricewaterhouseCoopers, LLP, beginning with the review of the 3rd Quarter 2004 financial statements. The Audit Committee recommends to the Board of Directors the engagement of Maine & Maritimes Corporation’s independent auditors, provides independent oversight with respect to financial reporting and internal controls, the internal audit function and the independent auditors, determines whether the independent auditors are independent and makes recommendations on audit matters and internal controls to the Board of Directors. The Charter of the Audit Committee is attached as Appendix A, and the Policy on the Pre-Approval on Non-Audit Services is attached as Appendix A1 and is also available on the Company’s web site.

Strategic Planning Committee

The members of the Strategic Planning Committee are G. Melvin Hovey, the chairperson, Robert E. Anderson, J. Nicholas Bayne, Michael W. Caron, D. James Daigle, Richard G. Daigle, David N. Felch, Deborah L. Gallant, Nathan L. Grass, and Lance A. Smith. During 2004, the Strategic Planning Committee held eight meetings, two of which continued for a portion of the following day. The Strategic Planning Committee considers all matters of strategic importance including, without limitation, matters related to the Company’s strategy, mergers and acquisition activities, budgets, operations, customer relations, system security and reliability, and other significant regulatory, transactional, business or political matters of strategic significance. The Committee typically meets the day before the MAM Board of Director meetings and, as a Committee of the whole Board, it serves as a detailed work session for issues regarding, but not necessarily limited to, strategic planning, operational issues, regulatory affairs, and capital structure objectives to come before the Board.

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Pension and Benefits Committee

The members of the Pension and Benefits Committee are Robert E. Anderson, the chairperson, Michael W. Caron, David N. Felch, and Nathan L. Grass. Beginning with the June 3, 2004 meeting, Mr. Grass replaced G. Melvin Hovey. During 2004, the Pension and Benefits Committee held five meetings, one of which was a telephonic meeting. The Pension and Benefits Committee reviews the management of the Company’s pension fund by the pension fund trustee and makes recommendations with respect to the management of such fund to the Board and Management as it deems necessary. The Pension and Benefits Committee also makes recommendations in connection with the Company’s Pension Plan and 401(k) Plan. In addition, the Committee is responsible for oversight of employee health care and insurance-related benefits and closely coordinates with the Performance and Compensation Committee to ensure equitable total compensation structures throughout the Company.

Corporate Governance Committee

The members of the Corporate Governance Committee are Deborah L. Gallant, the chairperson, D. James Daigle, and Lance A. Smith. All members of the Corporate Governance Committee are independent in accordance with the current definition in Rule 121 of the American Stock Exchange. The Corporate Governance Committee held eight meetings during 2004, one of which was a telephonic meeting. The Committee considers matters related to corporate governance and formulates and periodically revises principles for Board governance, recommends to the Board of Directors the size and composition of the Board of Directors within the limits set forth in the Articles of Incorporation and By-laws and recommends potential successors for the position of Chairman of the Board. This Committee also considers nominees, who are either submitted by Stockholders or otherwise, for the Board of Directors and makes recommendations to the Board who may, in turn nominate the candidates for election by the Stockholders. The Charter of the Corporate Governance Committee is attached as Appendix B and is also available on the Company’s web site.

The Process of Identifying and Evaluating Candidates for Directors

Board is responsible for recommending Director candidates, either Director and/or Shareholder nominated, for election by the stockholders and for electing Directors to fill vacancies or newly created Directorships. The Board has delegated the screening and evaluation process for Director candidates to the Corporate Governance Committee, which will identify, evaluate and recruit highly qualified Director candidates and recommend them to the Board. The Corporate Governance Committee shall evaluate nominations for Board members (both shareholder nominated and Board nominated) solely on the basis of qualifications and shall not nominate a sitting Board member unless they are deemed to be the most qualified candidate. The Corporate Governance Committee shall recognize that required qualifications for Board members may change as business strategies and conditions change. Consequently, the Corporate Governance Committee shall closely evaluate each year’s slate of nominations based on merit and skills needs versus the incumbency of Board membership. Shareholder nominated candidates will be reviewed and nominated in the same manner in which Board nominated candidates are.

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Qualifications of Directors

Under a policy formulated by our Corporate Governance Committee, the Company generally requires that all candidates for directors possess the following qualifications:

•	The highest level of personal and professional ethics, integrity and values;

•	A proven personal record of success;

•	An inquiring and independent mind;

•	Practical wisdom and mature judgment;

•	Broad training and experience at the policy-making level in business, finance and accounting, government, education or technology;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained;

•	Willingness to devote the required time to carrying out the duties and responsibilities of Board membership;

•	Commitment to serve on the Board for several years to develop knowledge about the Company’s business;

•	Willingness to represent the best interests of all stockholders and objectively appraise management performance; and

•	Involvement only in activities or interests that do not conflict with the Director’s responsibilities to the Company and its stockholders.

The Company also requires that a majority of directors be independent. For a detailed description of the qualifications required of candidates for director, as well as any specific qualities or skills the Company believes should be possessed by one or more directors, see the Company’s website at www.maineandmaritimes.com.

Security Holder Recommendation of Candidates for Election as Directors

The Corporate Governance Committee will consider recommendations for director nominations submitted by shareholders entitled to vote generally in the election of directors. Submissions must be made in accordance with the Committee’s procedures, as outlined below and set forth on the Company’s website at www.maineandmaritimes.com. The Corporate Governance Committee will only consider candidates who satisfy the Company’s minimum qualifications for director, as outlined above and set forth on the Company’s website at www.maineandmaritimes.com, including that directors represent the interests of all shareholders.

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Procedures for Security Holders Submission of Nominating Recommendations

A shareholder wishing to recommend to the Corporate Governance Committee a candidate for election as director must submit the recommendation in writing, addressed to the Committee care of the Company’s corporate secretary at P.O. Box 789, Presque Isle, ME 04769. Submissions recommending candidates for election at the annual meeting of shareholders must be received no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of shareholders. Nominations received from Stockholders after December 2, 2005, are not required to be considered at the 2006 Annual Meeting. In the event that the date of the next annual meeting of shareholders is more than 30 days following the first anniversary date of the annual meeting of shareholders for the prior year, the submission must be made a reasonable time in advance of the mailing of the Company’s next annual proxy statement. Each nominating recommendation must be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be contacted by the Committee, if the Committee decides in is discretion to do so.

Performance and Compensation Committee

The members of the Performance and Compensation Committee are Nathan L. Grass, the chairperson, D. James Daigle, Richard G. Daigle, and Deborah L. Gallant. The Performance and Compensation Committee, which consists of all independent Directors, held nine meetings during 2004. The Performance and Compensation Committee sets financial and operating performance standards for consideration and approval by the Board of Directors, including performance benchmarks associated with executive incentive compensation. The Committee develops salary and other compensation recommendations for the position of Chief Executive Officer of Maine & Maritimes Corporation. These recommendations are developed in Executive Session without the presence of the CEO and are based on CEO performance reviews undertaken by the Committee. The Committee is responsible for independently recommending salaries and compensation for all other MAM and MPS Executive Officers, as well as setting overall enterprise-wide compensation philosophies, utilizing input from the CEO. The Committee’s independent recommendations are made to the Board of Directors for consideration and action in Board of Director meetings without the CEO or any Executive Officer.

As a part of the Committee’s annual responsibilities they develop succession plans for the position of CEO and work with the CEO to develop succession plans for all key Executive Officer positions. In addition, the Committee researches and develops recommendations to the Board of Directors concerning compensation for outside Directors. The Charter of the Performance and Compensation Committee is attached as Appendix C and is also available on the Company’s web site.

BUSINESS RELATIONSHIPS AND TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

No Director, or any Executive Officer, has any business relationships with MAM, nor in 2004 has any of them entered into any transaction with MAM, nor in 2004 has any of them been indebted to MAM, in all cases at or greater than the minimum threshold for SEC reporting.

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AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with Management the Company’s 2004 audited financial statements. It has discussed with the firm of Vitale, Caturano & Company (“VCC”) the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, and has received from VCC the written disclosure and letter required by Independence Standards Board Standard No. 1. As more fully discussed below, VCC succeeded PricewaterhouseCoopers, LLP, (“PWC”) effective August 16, 2004, and performed the review of the financial statements for the quarter ended September 30, 2004. The Audit Committee has discussed with VCC the firm’s status as an independent auditor. Based on this review and these discussions, the Audit Committee has recommended to the Company’s entire Board of Directors that the Company’s financial statements, audited by VCC, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

All four members of the Audit Committee are independent as defined under Section 121(A) of the AMEX’s listing standards. At least one member of the Audit Committee has the required experience in finance and accounting, as required under Section 121(B) (b) of the AMEX listing standards. On September 5, 2003, Michael W. Caron was designated by the Company’s Board of Directors as the Audit Committee’s “financial expert” as that term has been defined by the SEC under the Act. In accordance with its charter, the Audit Committee has performed its annual self-evaluation and charter review.

Richard G. Daigle, Chairperson

Michael W. Caron, Financial Expert

David N. Felch

Lance A. Smith

Members, audit committee

AUDIT FEES

The aggregate fees billed for services rendered by PWC through and including its review of the financial statements for the quarter ended June 30, 2004, and the aggregate fees billed by VCC from that point forward for the audit of the annual financial statements of the Company and its predecessor for fiscal years 2003 and 2004 and reviews of the financial statements in the Company’s Form 10-Q for those fiscal years were $163,619 and $160,900, respectively. The fees in 2003 include filings with the Securities and Exchange Commission primarily related to the formation of Maine & Maritimes Corporation, totaling $24,602.

Audit Related Fees

For fiscal years 2003 and 2004, the aggregate fees billed for services rendered by PWC and VCC for assurance and related services, which are reasonably related to the performance of the audit or review of the financial statements of the Company and its predecessor, were $45,189 and $39,150, respectively, broken down as follows:

	2003	2004
Audits of the Company’s pension plan & nonunion retirement savings plan (401(k))	$24,098	$29,000
Other services regarding tax-exempt bond filings	12,831	5,000
Other audit related services	8,260	5,150

Total	$45,189	$39,150

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Tax Fees

For fiscal years 2003 and 2004, the aggregate fees billed for services rendered by PWC and VCC for professional services for tax compliance, tax advice and tax planning for the Company and its predecessor were $9,603 and $12,000, respectively, broken down as follows:

	2003	2004
Tax services for review of corporate tax return and earnings and profits	$7,100	$7,000
Other tax consulting services	2,503	5,000

Total	$9,603	$12,000

All Other Fees

For fiscal years 2003 and 2004, there were no other services rendered by PWC or VCC for services that did not involve auditing and reviewing the Company’s financial statements.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Vitale Caturano & Company.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor. A request for pre-approval must be specific as to the particular services to be provided and may be submitted to the Audit Committee in one of the following ways:

1.	Request for approval of services at a meeting of the Audit Committee; or
2.	Request for approval of services by a designated member of the Audit Committee.

None of the fees reported under the headings Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(c) of Regulation S-X that permits the Audit Committee to waive its pre-approval requirement under certain circumstances.

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EXECUTIVE COMPENSATION

The following summary compensation table sets forth the total compensation paid by the Company and its subsidiaries in 2002, 2003, and 2004 to J. Nicholas Bayne, the Company’s President and Chief Executive Officer; and to the other persons listed below. Except as listed, no other Executive Officer or employee of the Company had an annual compensation of more than $100,000 during the Company’s last fiscal year, ended December 31, 2004.

Summary Compensation Table

                    Annual Compensation (1)

Name & Principal Position	Year	Salary ($)	Bonus ($)		Securities (6) Underlying Options (#)	Other Annual (7) Compensation ($)	All Other (5) Compensation ($)
J. NICHOLAS BAYNE	2004	190,385	0		5,250	3,064	0
President and Chief Executive Officer	2003	175,739	52,578		5,250	3,098	0
Maine & Maritimes Corporation	2002	138,308	0		5,250	156	0
Maine Public Service Company
President
Maine & New Brunswick Electrical Power Company, Ltd.
The Maricor Group
The Maricor Group, Canada, Ltd
Maricor Properties Ltd
Mecel Properties Ltd
Maricor Technologies, Inc.
LARRY E. LAPLANTE (3)	2004	126,000	0		0	2,676	123,578
Vice President, Chief Accounting	2003	120,000	2,726		0	2,651	0
Officer and Controller (MAM)	2002	116,199	8,661		0	2,680	0
Maine & Maritimes Corporation
Vice President, Chief Accounting
Officer and Controller
Maine Public Service Company
CALVIN D. DESCHENE (4)	2004	41,539	0		0	831	100,000
General Manager, Energy Atlantic	2003	100,000	12,275		0	2,386	0
	2002	94,180	11,347		0	2,190	0
JOHN P. HAVRILLA	2004	116,077	0		0	89	0
Vice President, Business Development	2003	110,000	5,000		0	108	0
And Unregulated Businesses (MAM)	2002	11,000	0		0	0	0
KURT A. TORNQUIST	2004	112,154	0		0	619	0
Senior Vice President, Chief Financial	2003	94,250	1,491		0	532	0
Officer, and Treasurer (MAM)	2002	76,989	3,584		0	436	0
BRENT M. BOYLES	2004	104,712	0		0	1,119	0
Senior Vice President, Chief Operating	2003	93,365	6,465		0	1,078	0
Officer	2002	75,681	3,488		0	840	0
Maine Public Service Company
THOMAS N. YODER	2004	91,345	20,000	(2)	0	40	25,000
Vice President of Marketing,
Research and Development
The Maricor Group

(1)	The Company does not provide any long-term compensation.
(2)	Retention bonus.
(3)	Resigned November 2, 2004.
(4)	Resigned April 9, 2004.
(5)	The amounts in this column represent severance pay or relocation costs.
(6)	See “Stock Option Plan” starting on Page 17 for further details.
(7)	The amounts in this column include the following:

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Name	Year	401(k) Match (a) ($)	Group Term Life (b) ($)	Total ($)
J. Nicholas Bayne	2004	2,769	295	3,064
	2003	2,751	347	3,098
	2002	0	156	156

Larry E. LaPlante	2004	2,520	156	2,676
	2003	2,458	193	2,651
	2002	2,497	183	2,680

Calvin D. Deschene.	2004	831	0	831
	2003	2,248	138	2,386
	2002	2,112	78	2,190

John P. Havrilla	2004	0	89	89
	2003	0	108	108
	2002	0	0	0

Kurt A. Tornquist	2004	561	58	619
	2003	479	53	532
	2002	403	33	436

Brent M.Boyles	2004	1,047	72	1,119
	2003	999	79	1,078
	2002	792	48	840

Thomas N. Yoder	2004	0	40	40

(a)	The Company’s match under the 401(k) plan.
(b)	Value of insurance in excess $50,000 paid by the Company for Term Life Insurance.

As of February 1, 2005 the Company had in effect an employment continuity agreement with J. Nicholas Bayne, President & Chief Executive Officer and employee retention agreements with Kurt A. Tornquist, Senior Vice President, Chief Financial Officer and Treasurer; John P. Havrilla, Vice President, Business Development and Unregulated Businesses; Annette N. Arribas, Vice President of Corporate Compliance and Investor Relations; Brent M. Boyles, Senior Vice President and Chief Operating Officer for Maine Public Service Company; Michael A. Eaton, Vice President of Information and Technology Management, MPS; Mark M. Hovey, Vice President of Human Resources and Organizational Development, MPS; Michael I. Williams, Vice President, Chief Accounting Officer, Controller, Clerk, Assistant Treasurer and Assistant Secretary; and Patrick C. Cannon, General Counsel and Secretary. The term of these agreements for Mr. Tornquist, Mr. Havrilla, and Mr. Boyles extends through September 4, 2006. The term of Mr. Hovey’s agreement extends through December 13, 2007. The term of these agreements for Ms. Arribas, Mr. Williams, and Mr. Cannon extends through December 14, 2007 and the term of Mr. Eaton’s agreement extends through December 16, 2007. With the exception of Mr. Bayne’s agreement, under these agreements, should a change of control event occur and the acquiring company terminates the employment of the above listed Executive Officers within one year following such change in control, the company will pay the executive an amount equal to two times the executive’s then current salary. The agreements also provide for the continuation of the executives’ benefits under the then current health, life, disability and other employee benefit plans, programs and arrangements (excluding the Pension Plan and Retirement Savings Plan) for a period of twenty-four (24) months after termination. The term of Mr. Bayne’s agreement is for a period of three years and on each period of three years thereafter shall automatically renew for an additional three year term. Under Mr. Bayne’s agreement should a change in control event occur and the acquiring company terminates the employment of the officer within twenty-four months following such change in control, the company will pay the officer an amount equal to three times the officer’s annual base salary in effect upon the date of the change in control event with continuation of the officer’s benefits under the then current health, life, disability and other employee benefit plans, programs and arrangements (excluding the

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Pension Plan and Retirement Savings Plan) for a period of twenty-four (24) months after termination. Under Mr. Bayne’s agreement he retains the right to continue employment or request an immediate lump sum payment in the event of a change in control. The employment retention agreements are discussed more fully in the section entitled “Performance and Compensation Committee Report on Executive Compensation,” on Page 20.

STOCK OPTION PLAN

With the approval by the Company’s Stockholders at the 2002 Annual Meeting, the Company adopted the 2002 stock option plan. The 2002 plan provides employees of the Company and its subsidiaries with stock ownership opportunities and additional incentives to contribute to the success of the Company, and to attract, reward and retain employees of outstanding ability. The plan is administered by the members of the Performance and Compensation Committee of the Board, who are not employees of the Company or any subsidiaries. The Company may grant options to its employees for up to 150,000 shares of Common Stock, provided the maximum aggregate number of shares which may be issued under the plan pursuant to incentive stock options shall be 120,000 shares. The exercise price for shares to be issued under any stock option shall not be less than one hundred percent (100%) of the fair market value of such shares on the date the option is granted. An option’s maximum term is ten (10) years. The Board, based on a recommendation of the Performance and Compensation Committee, and full concurrence of J. Nicholas Bayne, modified the grant agreement to the Company’s President and Chief Executive Officer, from an aggregate of 52,500 shares to be awarded after three years in equal installments spread over seven years with immediate vesting of all options in the event of a merger or acquisition. The revised allocation allocates 5,250 shares per year for ten years with a three-year vesting period and maturing only of those options issued in the event of a change of control. A total of 15,750 options have been granted to J. Nicholas Bayne, with 5,250 options granted in 2004, 2003 and in 2002. The Company expenses all options at the time of the grant, even though the options are not vested for a three-year term after the grant.

Option/SAR Grants in Last Fiscal Year (2004)

Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value $ (1)
J. Nicholas Bayne	5,250	100	32.00	05-31-2014	$15,114

(1)        The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model, with the following weighted-average assumptions used for the grants: 20% expected volatility, 3.94% risk-free rate of return, 3.80% dividend yield, and exercise at the end of seven (7) years from date of grant.

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RETIREMENT PLAN

Pension costs are not and cannot be readily allocated to individual employees. The Company normally contributes 100% of the remuneration of plan participants. The following pension plan table shows the estimated annual benefits payable upon retirement:

Pension Plan Table

In Dollars

Highest Average Annual Three Consecutive Years Base Salary (1)	Annual Benefits for Years of Service
	15 yrs	20 yrs	25 years	30 yrs or more
120,000	20,802	31,302	41,802	52,302
140,000	26,052	38,302	50,552	62,802
160,000	31,302	45,302	59,302	73,302
180,000	36,552	52.302	68,052	83,802
200,000	41,802	59,302	76,802	94,302
205,000	43,115	61,052	78,990	96,927

(1)	The Internal Revenue Service limits the maximum amount of annual compensation that can be used in calculating retirement benefits. This limit is $205,000 in 2004.

The compensation covered by the pension plan consists of the participant’s highest average annual three consecutive year’s salary, which corresponds to the salary shown on the Summary Compensation Table above. Benefits under the pension plan are computed based on a straight-life annuity and are subject to benefits under the Federal Social Security Act. The table above reflects benefits after the Social Security offset.

The estimated annual benefits payable upon retirement to the Company’s then current Executive Officers, Messrs. Bayne, LaPlante, Deschene, Havrilla, Tornquist and Boyles were $45,351, $52,302, $41,802, $29,898, $52,302, and $44,427 respectively. These amounts are based upon the assumption that these Officers will continue their employment at their salary rate at January 1, 2005, until their normal retirement dates and the Company’s retirement plan will continue in effect. As of January 1, 2005, Messrs. Bayne, LaPlante, Deschene, Havrilla, Tornquist and Boyles had less than approximately three years, 21 years, 24 years, 23 years, less than three years, 12 years and 20 years respectively, of vesting service in the plan. As previously noted in the Executive Compensation section, both Mr. LaPlante and Mr. Deschene terminated employment with the Company during 2004.

Employees of The Maricor Group and its subsidiaries are not eligible to participate in the defined benefit pension plan.

Directors who are not employees of the Company are not eligible to participate in the Company’s retirement plan.

Section 16(a) Beneficial Ownership Reporting Compliance

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2004, its officers, Directors and greater-than-10% shareholders complied with all Section 16(a) filing requirements, with the exception of Patrick C. Cannon, who filed a late report on Form 3.

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DIRECTORS’ COMPENSATION

Effective December 5, 2003, the Maine & Maritimes Corporation Board of Directors approved the 2004 Directors’ Fee Structure without increase or change. The structure closely tracks a level of 85% of the Directors fees for small utilities and energy companies as published by the National Association of Corporate Directors’ (NACD) “Directors Compensation Survey for 2002-2003.” The Board also agreed to hold bi-monthly Strategic Planning and Regular Board of Directors meetings every other month, and a minimum of four Committee meetings per year, once each quarter, with flexibility to hold special Committee meetings and teleconference meetings, as required. Additional details concerning Directors’ compensation can be found in the Performance and Compensation Committee Report on Executive Compensation found on Page 20 herein.

The fees are as follows:

Effective Since September 1, 2002 (Dollars)
Annual Retainer – Chairperson	15,000
Annual Retainer – Other	10,000
Committee Chairs – Annual	800
Meeting Attendance – Per Meeting	800
Committee Meetings – Per Meeting	800
Committee Meetings – (Same Day as Board Meeting ) – Per Meeting	800
Telephonic Meetings – Per Meeting	300
Stock Grant – Annual	3,000

A Deferred Compensation Plan for Outside Directors has been in place since 2000. Under the Plan, participants may defer up to 100% of their retainer, meeting, and committee chairperson fees. The Company establishes an account for the deferred Director fees and adjusts the account balance for fees deferred and by the value of a deemed investment on five-years U.S. Treasury Notes or the Company’s Stock. Such deferred amounts will be paid to the Director or to a designated beneficiary in a lump sum or an equal monthly payment over ten years when the Director ceases to serve on the Company’s Board of Directors.

At the November 7, 2003 Maine & Maritimes Corporation Regular Board meeting, Directors approved a resolution to establish a “rabbi trust” under the MPS Deferred Compensation Plan for Outside Directors and under the supplemental retirement arrangement for G. Melvin Hovey (the Plans), through which the Company may, from time to time, fund its obligations through the Plans, and shall, in the event of a change-in-control of the Company, immediately fund such obligations in full. It was further resolved that the Maine Public Service Company Deferred Compensation Plan be renamed the “Maine & Maritimes Corporation Deferred Compensation Plan for Outside Directors.” The appropriate Officer of the Company, so designated with this responsibility, was granted the authority to take such further action as may be necessary or desirable to effectuate the resolutions, including but not limited to, the execution of Plans and trust documents and the appointment of an independent trustee.

PERFORMANCE AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the MAM Performance and Compensation Committee during the fiscal year 2004 were Messrs. N.L. Grass, R.G. Daigle, D.J. Daigle and Ms. D.L. Gallant, none of whom are now, or have ever been, employees or officers of the Company. Except for their positions as Directors, Messrs. N.L. Grass, R.G. Daigle, D.J. Daigle and Ms. D.L. Gallant, have not engaged and are not proposing to engage, in any transactions with the Company in which they have a direct or indirect material interest. None of the Company’s executives served as directors of any other entity under conditions requiring disclosure in this Proxy Statement.

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PERFORMANCE AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Board of Directors’ Performance and Compensation Committee consists of all independent directors. The Committee is responsible for:

•	Development and recommendation of executive compensation levels for Officers, as well as incentive compensation plans for Officers, Managers and employees, including performance measurements and goals for consideration by the Board of Directors;
•	Development and recommendation of executive compensation philosophies and plans for consideration by the Board of Directors;
•	Development and recommendation of Director compensation for consideration by the Board of Directors;
•	Administering the Company’s Stock Option Plan approved by the Board of Directors and Shareholders during the Maine Public Service Company 2002 Annual Meeting;
•	Administering all Board approved executive, manager and employee incentive compensation plans;
•	Evaluating the CEO’s annual performance; and
•	Development and monitoring of executive succession planning and executive development.

The Committee met on nine separate occasions during 2004 to review, discuss, and approve corporate compensation philosophies, programs, and to develop recommendations for salary adjustments for all Executive Officers. This is the report of the Performance and Compensation Committee describing the Company’s executive compensation program and the basis upon which compensation determinations were made.

Compensation Policies

Maine & Maritimes Corporation is committed to recruiting and retaining top-tier talent in order to ensure long-term shareholder value. The Performance and Compensation Committee believes that total executive compensation should be competitive among similar positions within similar-sized diversified holding companies, particularly utility-based holding companies within the New England region. Executive compensation should be aligned with corporate performance benchmarks, as well as being market-based. Beyond competitive and market- based wages, the Committee believes that executive compensation incentives should be dependent upon achievement of annual financial and/or strategic goals, the actual financial condition of the Company, progress in implementing the Company’s growth strategy, and creation of long-term shareholder value. Accordingly, the Committee, with the approval of the Board, endorses compensation programs that provide competitive, yet performance-based incentives.

Total compensation may consist of a base salary, incentive and performance bonuses, benefit programs, and stock options. Bonuses may be provided to Executive Management, other than the CEO, based on performance evaluations by the CEO, his recommendation to the Performance and Compensation Committee, and their recommendation to the Board of Directors. The CEO may be provided a bonus based on his performance evaluation by the Performance and Compensation Committee and their recommendation to the Board of Directors. The Company does not offer a long-term incentive program. The Performance and Compensation Committee can recommend to the Board of Directors issuance of stock options for executives. Currently, only the CEO receives stock options. Specific salaries, incentive compensation, and bonuses for the CEO and the four highest executives with compensation over $100,000 are detailed in the Summary Compensation Table on Page 15.

Executive Officers’ Base Annual Salary

Annually, the Performance and Compensation Committee reviews executive salaries and total executive compensation packages of other similar holding companies, particularly utility holding companies, as well as electric utilities within New England, including but not necessarily limited to Green Mountain Power

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Corporation, Central Vermont Public Service Corporation and Unitil. The Committee reviewed the information noting the diversity of MAM, as compared to other utility-oriented holding companies. The Committee recognizes that, given the diversity of the Company’s subsidiaries, future benchmarks should include companies that are more closely aligned with the diversified format of MAM, versus utility-based holding companies . The Committee ensures executive salaries are both aligned with Shareholder interests and competitive, to ensure necessary executive retention and recruitment. In all cases, it is believed that executive salaries are less than regional comparisons for similar executive positions.

Specific executive salary recommendations are based on an evaluation of both the market value of the position, as well as the individual’s qualifications, experience, and proven performance. The Committee independently develops a recommendation of the CEO’s base salary. The CEO recommends to the Performance and Compensation Committee the base salary for other Executive Officers for consideration and potential recommendation to the Board of Directors. As a part of this process, the CEO reviews performance evaluations of executives with the Committee.

In the fall of 2004, the Performance and Compensation Committee initiated a total market compensation project to upgrade performance compensation programs for regulated and non-regulated entities. In addition, a performance review program was implemented providing all employees an annual job performance and skill set review. Performance-based salary increases are in effect versus annualized cost of living adjustments or increases.

Incentive Compensation Plan and Bonuses

Based on the Performance and Compensation Committee’s goal of increasing the percentage of total compensation “at risk,” an incentive compensation plan for 2004, scheduled for payout in 2005, was developed. The 2004 Executive Incentive Compensation Plan focused on the achievement of four specific financial targets:

■	Net Income;
■	Targeted Earnings Per Share;
■	Targeted Free Cash Flow; and
■	Targeted Return on Capital Employed.

The plan required that an aggressive target net income be achieved before the plan was in effect for both executives and all staff. The net income target was not achieved; therefore, no 2005 payout was approved under the 2004 Plan.

Stock Option Program

As a part of the CEO’s initial recruitment offer, a total of 52,500 stock options were offered to Mr. Bayne to be distributed equally over 10 years, subject to Shareholder approval. Under the originally proposed stock option terms, after a three-year term, Mr. Bayne would have been granted 7,500 stock options per year for seven years at a June 1, 2002 strike price. In the event of a change of control of the Company, all non-granted stock options would have been immediately granted and vested at the June 1, 2002 strike price. Although the overall plan was approved by Shareholders, due to expressed concerns of Shareholders, Mr. Bayne voluntarily agreed to alter the terms of his employment agreement. The revised stock option terms developed within the approved stock option plan provide that Mr. Bayne be granted 5,250 stock options every year for ten years, at the fair market value on June 1 of the grant year, versus the June 1, 2002 strike price. The initial grant was made on June 1, 2002 and each year’s grant requires a three-year vesting period before becoming exercisable. Additionally, in the event of a change of control of the Company, only those stock options that have been granted will be vested, versus the vesting of all non-granted shares of the 52,500 stock options. The Company expenses the value of granted options.

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In 2004, 5,250 stock options were granted to the CEO, subject to prior Board approval and the original terms of the Board’s offer of employment to the CEO and subsequent revisions by the Board. A total of 15,750 stock options have been granted to the CEO since 2002.

The CEO and each member of the Board of Directors are required to own at least 500 shares in Maine & Maritimes Corporation. Stock options do not count toward this minimum. Such shares must be purchased by the CEO or other Directors from their personal funds.

Employment Retention Agreements

As an executive retention benefit, the Performance and Compensation Committee administers, based on approval by the Board of Directors, employment retention agreements for key executives within the Company. These agreements, with the exception of the CEO’s, provide for continuing employment for a period of one year after a potential change of control of the Company. Should an acquiring company dismiss the executive without good cause, he or she will receive an amount equal to two times their annual base salary, as well as continued health, life, disability and other employee benefit plans, programs and arrangements (excluding the Pension Plan and the Retirement Savings Plan) for two years. Mr. Bayne’s agreement is for a term of three years and allows Mr. Bayne the option of either continuing his employment in the event of change of control, or requesting a payout under his agreement at his sole discretion, equal to three times his annual base salary with continuation of the Executive’s benefits under the health, life, disability and other employee benefit plans, programs and arrangements (excluding the Pension Plan and Retirement Savings Plan) for a period of two years.

Executive employment continuity agreements in place during 2004 included the following:

Maine & Maritimes Corporation

Mr. James Nicholas Bayne (President and Chief Executive Officer);

Executive employee retention agreements in place during 2004 included the following:

Maine & Maritimes Corporation

Mr. Kurt A. Tornquist (Sr. Vice President and Chief Financial Officer)

Mr. Larry E. LaPlante (Vice President, Chief Accounting Officer and Controller – terminated by resignation on 11/02/04);

Mr. John P. Havrilla (Vice President, Business Development and Unregulated Businesses); and

Ms. Annette N. Arribas (Vice President of Corporate Compliance and Investor Relations)

Maine Public Service Company

Mr. Brent M. Boyles (Sr. Vice President, Chief Operating Officer);

Mr. Michael A. Eaton (Vice President of Information and Technology Management);

Mr. Mark M. Hovey (Vice President of Human Resources and Organizational Development);

Mr. Michael I. Williams (Vice President, Chief Accounting Officer and Controller); and

Mr. Patrick C. Cannon (General Counsel and Secretary)

Energy Atlantic, LLC

Calvin D. Deschene (General Manager – terminated by resignation on 04/09/04)

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Board of Director Compensation

Based on the Performance and Compensation Committee’s recommendation, the Board of Directors approved Director compensation to be based on an approximate target of 85 percent of the annual compensation for small utilities and energy companies, as set forth in the annual “Director Compensation Survey” published by the National Association of Corporate Directors (NACD). The annual compensation for each Director is $23,000 per year, based on an attendance at six board meetings and six committee meetings per year. An annual retainer of $15,000 is paid to the Chairman of the Board and other Directors receive retainers of $10,000 per year, not including a $3,000 annual stock grant and $800 per meeting and $300 per telephonic meeting. Committee chairs receive an additional $800 per year fee. For additional details refer to “Directors’ Compensation” on Page 17.

Other Perquisites

The Committee and the Board of Directors have not developed or offered to compensate Executive Officers through the use of perquisites.

Succession Planning

Working with the CEO, the Performance and Compensation Committee has undertaken and maintains on an ongoing basis a succession plan for the position of CEO. In addition, the Committee has directed and the CEO has undertaken succession planning for all key executive positions within the Company. The Company’s succession plan is evaluated for necessary changes on an annual basis by the Committee. Included in the succession planning process are potential temporary position assignments that would allow for promotion or recruitment of top-tier talent to ensure an effective succession planning process.

Charter

To ensure compliance with statutory, regulatory and listing requirements, the Performance and Compensation Committee has revised and developed a more comprehensive Charter. The revised Committee Charter is available for review on the Company’s web site at www.maineandmaritimes.com. The Committee will continue to evaluate its Charter in order to ensure timely compliance with regulatory developments and align its annual schedule of work to ensure complete execution of the duties of the Committee.

Conclusion

We believe the Company’s executive compensation program appropriately aligns executive compensation with Shareholder interests, individual performance, and our goal of creating added Shareholder value. The level of executive compensation is believed to be market competitive and is cognizant of the interests of Shareholders and other constituencies.

Compensation Committee Members:

Nathan L. Grass, Chairman

D. James Daigle

Richard G. Daigle

Deborah L. Gallant

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SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

If you would like to contact the Maine & Maritimes Corporation’s Board of Directors, you can choose one of the options listed below.

Call the Maine & Maritimes Board of Directors (877) 272-1523 or (207) 760-2402	Write to the Maine & Maritimes Board of Directors MAM Board of Directors Maine & Maritimes Corporation 209 State Street P.O. Box 789 Presque Isle, ME 04769-0789	Email the Maine & Maritimes Board of Directors directors@maineandmaritimes.com

•	Complaints relating to MAM accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.
•	Other concerns will be referred to the Chairperson of the Governance Committee.
•	All complaints and concerns will be received and processed by the MAM Investor Relations Office and forwarded to the appropriate members of the Board of Directors.
•	You will receive a written acknowledgement from the Maine & Maritimes Investor Relations Office upon receipt of your written complaint or concern.

BOARD MEMBERS’ ATTENDANCE AT ANNUAL MEETINGS

It is the Company’s policy that board members attend all Annual Stockholder Meetings. All Directors were present and attended the 2004 Stockholder Meeting.

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CORPORATE PERFORMANCE GRAPH

The following table compares total Stockholder returns over the last five fiscal years to the American Market Value Index (AMEX) and the S&P Utilities Index (S&P). Total return values for the AMEX, S&P, and MAM were calculated based on cumulative total return values assuming reinvestment of dividends. As depicted in the performance graph, the five-year total return for the Company’s stock exceeded the five-year total return for the S&P Utilities indice. The Stockholder return, shown on the graph, is not necessarily indicative of future performance.

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04
MAINE & MARITIMES CORPORATION	100.00	161.01	189.34	215.28	247.20	194.33
AMEX MARKET VALUE (U.S. & FOREIGN)	100.00	130.14	137.33	146.61	191.55	227.57
S & P UTILITIES	100.00	157.19	109.34	76.55	96.65	120.11

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PROPOSAL (2)

PROPOSAL FOR APPROVAL OF AMENDMENTS TO

THE 2002 STOCK OPTION PLAN

At the meeting, the shareholders will be asked to approve amendments to the 2002 Stock Option Plan (the “Plan”) to allow for the grant of stock awards under the Plan. Stock awards are a grant of shares or a right to receive shares or their cash equivalent. The Plan currently only provides for the grant of stock options.

It is important for the Company to have the flexibility to grant stock awards under the Plan to allow the Company to continue to attract and retain top-tier management and employees. For this reason, the Board has unanimously adopted resolutions approving, and recommending to the shareholders for their approval, the amendments to the Plan. A copy of the Plan, as amended is attached as Appendix D.

If approved by shareholders, the amendments to the Plan would:

A.	change the name of the Plan to the “2005 Stock Plan”;
B.	permit the Board of Directors to grant stock awards, as well as stock options.
C.	increase the number of shares available for issuance under the Plan to 300,000 shares.

Description of the Plan, as Amended and Restated, Subject to Shareholder Approval

General.    The purpose of the Plan is to attract and retain the services of experienced and knowledgeable management and employees for the benefit of the Company and its shareholders and to provide additional incentive for such management and employees to continue to work for the best interests of the Company and its shareholders through continuing ownership of the Company’s common stock.

Administration.    The Performance and Compensation Committee of the Board of Directors has authority to grant awards and is responsible for the general administration and interpretation of the Plan.

Plan Benefits.    Because benefits under the Plan will depend on the Board’s actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by award recipients if the amendments to the Plan are approved by the shareholders.

Eligibility.    Each employee of the Company or any subsidiary of the Company is eligible to participate in the Plan.

Shares Subject to the Plan.    An aggregate of 150,000 shares of common stock have been reserved for issuance under the Plan. In order to reflect the fact that the Plan provides for the grant of both stock options and stock awards the Plan has been renamed the “2005 Stock Plan,” and the number of shares available for awards under the Plan has been increased to 300,000. Options and stock awards are referred to collectively in the plan as “awards.”

Options.    There will be no changes to the terms of stock options grants under the Plan.

Stock Awards.    Stock awards may be granted either alone, in addition to, or in tandem with other awards granted under the Plan. After the Board of Directors determines that it will offer a stock award, the Company will advise the recipient in writing or electronically, by means of an “award agreement,” of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of shares that the recipient will be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the recipient must accept the offer.

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Termination and Amendment.    The Board of Directors may at any time terminate the Plan or make any modification or amendment that it deems advisable; provided, however, that shareholder approval will be required for any amendment that will (a) increases the maximum aggregate number of shares which may be issued under the Plan or issued pursuant to Incentive Stock Options; (b) increases the maximum number of Options that may be granted to an Employee; (c) increases the maximum term for which an Option may be granted; (d) reduces the minimum exercise price at which an Option may be granted; (e) provides for the grant of an Option to persons who are not employees; or (f) would otherwise require shareholder approval under the AMEX Company Guide Section 711, any successor provision thereto, or any rule of any stock exchange on which any class of the Company’s securities is then listed. Termination or any modification or amendment of the Plan will not, without the consent of an award holder, affect his or her rights under an award previously granted to him or her.

Federal Income Tax Consequences Relating to the Plan, as Amended and Restated

The U.S. federal income tax consequences to the Company and recipients of awards under the Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Plan. Recipients of awards under the Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

As discussed above, several different types of awards may be granted under the Stock Plan. The tax consequences related to the issuance of each is discussed separately below.

Options.    As noted above, options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options are options which are designated as such by the Company and which meet certain requirements under Section 422 of the Code and the regulations thereunder. Any option that does not satisfy these requirements will be treated as a nonqualified stock option.

Incentive Stock Options.    If an option granted under the Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date such option was granted or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income.) The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee’s compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

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The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option. However, if an optionee sells or otherwise disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

Nonqualified Stock Options.    Nonqualified stock options granted under the Plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

The optionee’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Stock Awards.    Generally, the recipient of a stock award will recognize ordinary compensation income at the time the Company’s common stock associated with the stock award is received in an amount equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested (i.e., if the employee is required to work for a period of time in order to have the right to sell the stock) when it is received under the Plan and the recipient had not elected otherwise, the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. The income realized by the recipient will generally be subject to U.S. income and employment taxes.

In the case of stock awards that take the form of the Company’s unfunded and unsecured promise to issue common stock at a future date, the grant of this type of stock award is not a taxable event to the recipient because it constitutes an unfunded and unsecured promise to issue shares of Company common stock at a future date. Once this type of stock award vests and the recipient receives the Company common shares, the tax rules discussed in the previous paragraph will apply to receipt of such shares.

The recipient’s basis for determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock

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is received or when the stock becomes vested, as applicable. Upon the disposition of any stock received as a stock award under the Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares.

If a recipient of a stock award receives the cash equivalent of Company common stock (in lieu of actually receiving Company common stock), the recipient will recognize ordinary compensation income at the time of the receipt of such cash in the amount of the cash received.

In the year that the recipient of a stock award recognizes ordinary taxable income in respect of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

Vote Required and Board Recommendation

Approval of the amendments to the Plan requires a majority of shares voted in favor of approval of the amendments. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE PLAN.

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PROPOSAL (3)

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Vitale, Caturano & Company as the Company’s independent auditor for the current fiscal year, and the Board is asking shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent auditor to be engaged, retained, and supervised by the Audit Committee, and there is no requirement that the shareholders approve the selection, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Vitale, Caturano & Company for ratification by shareholders as a matter of good corporate practice. If a majority of the shares present at the meeting do not ratify the selection, the Audit Committee will review the selection and consider alternatives in the future.

Representatives of Vitale, Caturano & Company, independent auditor for the Company for the current fiscal year, will be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the ratification of the selection of Vitale, Caturano & Company as the Company’s independent auditor for the current fiscal year.

The Board of directors recommends a vote FOR the proposal.

Previous independent registered public accounting firm

(i) On August 16, 2004, the Company, acting by and through its audit committee and based on such committee’s recommendation and approval, dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent accounting firm.

(ii) The reports of PwC on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii) During the two most recent fiscal years and through August 16, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the financial statements for such years.

(iv) During the two most recent fiscal years and through August 16, 2004, there were no reportable events required to be reported under Regulation S-K Item 304(a)(1)(v).

(v) The Company requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of such letter, dated August 23, 2004, was filed as Exhibit 16 to a Report on Form 8-K filed with the SEC on August 23, 2004, and is hereby incorporated by reference.

New independent registered public accounting firm

The Company engaged Vitale, Caturano & Company PC (“VCC”) as its new independent registered public accounting firm as of August 16, 2004. During the two most recent fiscal years and through August 23, 2004, the Company did not consult with VCC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that

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VCC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or an event required to be reported under Item 304(a)(1)(v) of Regulation S-K.

OTHER MATTERS

As of the date hereof, there are no other matters that the Company intends to present, or has reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Shareholders who, in accordance with Securities and Exchange Commission Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting Proxy Statement must submit their proposals so that they are received at Maine & Maritimes Corporation’s principal executive offices no later than the close of business on December 7, 2005. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Notices of intention to present proposals at the 2006 annual meeting should be addressed to Secretary, Maine & Maritimes Corporation, PO Box 789, Presque Isle, Maine 04769-0789. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

VOTING BY PROXY

Your vote is important. Please vote your Proxy promptly so that your shares can be represented, even if you plan to attend the Annual Meeting. You can vote using the Proxy card that is enclosed, which has specific instructions on how to vote your Proxy. Our Proxy tabulator, The Bank of New York, must receive any Proxy that will not be delivered in person to the Annual Meeting by 9:00 a.m., Eastern Daylight Time on May 11, 2005.

EXPENSES OF SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by the Company. Georgeson Shareholder Communications, Inc. may solicit proxies by personal interview, mail, telephone, and electronic communications, and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held on the record date by such persons. The Company will pay Georgeson Shareholder Communications $7,000 for its proxy solicitation services and will reimburse Georgeson Shareholder Communications for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, telephone, and electronic communications by Directors, officers and other employees of the Company without additional compensation.

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APPENDI X A:

Maine & Maritimes Corporation

Charter for the Audit Committee

Of the Board of Directors

MEMBERSHIP AND MEETINGS

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) shall consist of not less than three directors, none of whom are active officers or employees of the Company. The Board shall elect a Chairman and members of the Committee periodically. The Committee has complete oversight of the financial reporting for the Company.

Directors assigned to the Committee must be independent, as defined by the Securities Exchange Act of 1934, the American Stock Exchange and other regulatory authorities. Each member must be able to understand the Company’s financial statements and must be financially literate. The Committee has designated one director to be the Committee’s financial expert, as defined by the Securities and Exchange Commission and the American Stock Exchange.

The Committee has the direct responsibility for appointing, compensating and overseeing the Company’s independent auditors, who report directly to the Committee. The Committee is responsible for handling the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. The Committee will also handle and investigate confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

The Committee has the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties, with appropriate funding approved by the Board of Directors.

The Committee shall meet as necessary and at least on a quarterly basis, or at the request of the Chairman, and shall report to the Board after each meeting. The Committee may meet in person or by teleconferencing.

Each member of the Committee shall be entitled to one vote, with a simple majority of those members present deciding an issue.

DUTIES AND RESPONSIBILITIES

I.	Principal Duties

•	The Committee has the responsibility of overseeing the accounting and financial reporting processes for the Company.

•	The Committee has oversight responsibilities for the audit by independent auditors of the Company’s financial statements.

•	The Committee has direct responsibility for the financial oversight of the Company’s independent auditors, management and the Board, within the normal course of the Audit Committee’s duties and responsibilities.

•	The Committee has the responsibility to investigate complaints regarding accounting, internal controls or auditing matters.

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A.	Independent Auditors

•	Confirm and assure the independence of the independent auditors by reviewing and approving the formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1.

•	Solely responsible for the appointment, compensation, retention and evaluation of the independent public accounting firm conducting the annual audit and interim reviews of the Company’s books of account and records.

•	Review all related party transactions to ensure they are not prohibited under regulatory requirements, specifically Sarbanes-Oxley or other regulatory requirements.

•	Review and approve proposed audit services, including scope of audit, engagement letter, and the associated fees for the current fiscal year audit.

•	The Committee will pre-approve all audit and non-audit services proposed to be undertaken by the independent auditor. With regard to non-audit services, the Committee may from time to time designate one of its members to approve such engagements, with the requirement that the person promptly report his or her decisions to the full Committee. The Committee will adhere to the rules prohibiting the performance by the independent auditors of certain specific non-audit services. With regard to services that are not prohibited by law, the Committee will carefully evaluate the effect of the performance of those services on the independence of the auditors. Where an otherwise allowable non-audit service impairs auditor independence, either in fact or appearance, it will not be approved.

At its regular meetings, the Committee will receive requests from management for the adoption by the Committee of policies and procedures under which categories or lists of non-audit services, to be performed by the independent auditors, are deemed to be pre-approved. In addition, the Committee will review existing pre-approval policies and procedures. Policies and procedures of the Committee will be specific as to both the nature and fee limits for each service. Policies and procedures will be written in such a way that the Committee is aware of the nature of the services provided by the independent auditors, and their potential impact on independence; and no judgment is required on the part of the management to determine whether a specific service fits within a category of pre-approved services.

•	Actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the outside auditor.

•	Keep a written record of all communications with auditors, and may request the independent auditors put their comments in writing.

•	At least annually the Committee will obtain and review a report by the Company’s independent auditors that describes the following:

o	The auditor’s internal quality-control procedures; and
o	Any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	Evaluate the performance of the independent auditors.

B.	Annual Audit Plan

•	Review status of any outstanding issues from previous management letter recommendations with the independent auditors and management.

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•	Review the scope of the annual external audit plan for the Company with the independent auditors and management.

C.	Review Annual and Quarterly Financial Statements with Auditors and Management
•	Review and approve with management and the independent auditors prior to release, the audited financial statements for the year, the footnotes and management’s discussion and analysis (MD&A) to the Annual Financial Report and Form 10-K, including any significant estimates that exist in the financial statements, and significant accounting issues (e.g., accounting changes, unusual events, disclosure of unusual events, application of new accounting principles, general and litigation contingencies, etc.).

•	Review and approve with management and the independent auditors prior to release, the unaudited quarterly financial statements, the footnotes and MD&A of the Form 10-Q, including any significant estimates that exist in the financial statements, and significant accounting issues (e.g., accounting changes, unusual events, disclosure of unusual events, application of new accounting principles, general and litigation contingencies, etc.)

•	Review with management and the independent auditors the unadjusted differences identified by the independent auditors as a result of their audit or review of the quarterly financial statements.

•	Discuss the nature of any disagreements that occurred between management and the independent auditors with respect to any accounting or audit issue.

•	Discuss critical accounting policies and practices, alternative accounting treatments, the reasons for selecting such policies, and their impact on the fairness of the Company’s financial statements.

•	Discuss material legal matters that may impact the financial statements (errors, irregularities, or possible illegal acts that came to the auditor’s attention.)

•	Discuss the quality of financial reporting with the independent auditors.

•	Review Management Comment Letter with the independent auditors and management.

D.	Review of Internal Controls

•	Review the Company’s process for assessing the risk of, and control strategies for, preventing fraudulent financial reporting.

•	Review programs the Company may institute to correct any material weaknesses in internal control.

•	Review the program established by management to monitor compliance with laws and regulations and the Company’s Standards of Conduct policy.

•	Review legal issues with counsel at least annually, and as required.

E. Procedures for Handling Complaints

•	The Committee has established a system for receiving complaints about financial matters, including: the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The system is independent of Company information reporting systems. Following is the information on submitting complaints directly to the Committee:

o	The Company has purchased a third-party anonymous and confidential reporting system called Ethicspoint®. The system may be accessed by calling toll-free 1-866-384-4277, through the web site address www.ethicspoint.com, or by clicking on the Ethicspoint® icon in the Governance area of Maine & Maritimes Corporation’s web site at www.mainenandmaritimes.com.

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Each complaint will be docketed, reviewed, and responded to by the Committee and any staff the Committee deems necessary. If necessary, the Committee will convene a special meeting to address complaints deemed to be urgent. In general, serious allegations relating to one of the Company’s executive officers will be addressed by the Committee immediately. The Committee Chair will review the status of all complaints at least quarterly.

Topics that may be submitted through the Company’s complaint system include, but are not limited to:

•	Allegations of fraud or deliberate error in the preparation of the Company’s financial statements;

•	Allegations of fraud or deliberate error in the review or audit of the Company’s financial statements;

•	Allegations of fraud or deliberate error in maintaining the Company’s financial records;

•	Deficiencies in internal control, or violations of internal control policies;

•	False statements by a senior officer or accountant regarding matters included in financial reports or records;

•	False statements made to independent auditors; and
•	Other information that can have a material impact on the fairness of the Company’s financial statements.

With regard to complaints received by employees, it’s against the law for the Company to penalize the employee in any way based upon lawful actions of the employee with respect to good faith reporting of a complaint. The Committee will take steps to ensure that employee rights in this regard are respected.

II. Other

•	Oversight of the preparation and filing of all required communications with shareholders.

•	Oversight and preparation of the report required by the Security and Exchange Commission’s proxy rules to be included in the Company’s annual proxy statement. (refer to Sarbanes- Oxley Section 1401)

•	Carry out an annual performance evaluation of the audit committee.

•	Review results of the Annual Report and Proxy Statement Disclosure Questionnaire completed by Directors and Officers.

•	Keep records which reflect the Committee’s actions, and report to the Board after each meeting of the Committee concerning the activities thereof.

•	Meet with the independent auditors and management in separate executive sessions to discuss matters that the Committee or the other parties believe should be discussed privately.

•	Carry out other duties as may be delegated to it from time to time by the Board.

•	Annually review and update the Charter to comply with regulatory guidelines.

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APPENDIX A1

Maine & Maritimes Corporation

Audit Committee Policy

Pre-approval of Audit Firm Services

Purpose: The Sarbanes Oxley Act of 2002 (the “Act”) provides that both audit and non-audit services of the Company’s independent auditor must be pre-approved by the Audit Committee (the “Committee”) of Maine & Maritimes Corporation and its affiliates. This policy addresses the protocol for pre-approval of these services and provides a concise description of restricted non – audit services prohibited by the Act, as well as the relevant disclosure requirements.

Pre-approval: Section 202 of the Act requires all auditing services (which may entail providing comfort letters in connection with securities underwritings) and non-audit services, including non- prohibited tax services, provided to the Company by the external auditor for the Company, must be pre-approved by the Committee in accordance with the following guidelines:

1.	Pre-approval by the Committee must be in advance of the work to be completed;

2.	Pre-approval must be performed by the Committee. The Committee cannot delegate the pre-approval responsibility to a member of management;

3.	The Committee cannot pre-approve services based upon broad, non-detailed descriptions (e.g., “tax compliance services”). The Committee must be provided with a detailed explanation of each particular service to be provided, so they know precisely what services they are being asked to pre-approve allowing them to make a well reasoned assessment of the impact of the service on the auditor’s independence. The explanation shall include a cover sheet of proposed services, accompanied by more detailed back up documentation regarding the specific services to be provided;

4.	Monetary limits by themselves may not be established as the only basis for the pre-approval of de-minimus amounts. There has to be a clear, specific explanation provided as to what are the particular services to be provided, subject to the monetary limit, to ensure that the Committee is fully informed about each service.

Audit Fees: Audit fees include fees for audit or review services in accordance with generally accepted auditing standards (GAAS) plus fees for services that generally only the Company’s auditor can reasonably provide such as:

•	comfort letters;
•	statutory audits;
•	attest services;
•	consents;
•	assistance with and review of documents filed with the SEC; and
•	tax services and consultations, only to the extent that such services are necessary to comply with GAAS.
•	assistance with responding to SEC and/or PCAOB inquiries.

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Audit Related Fees: Audit related services include fees for assurance and related services that are traditionally performed by the auditor. These services, the natures of which are required to be disclosed in the Company’s annual Proxy statement, include, among others:

•	employee benefit plan audits;
•	due diligence related to mergers and acquisitions;
•	accounting consultations and audits in connection with acquisitions;
•	internal control reviews;
•	attest services that are not required by statute or regulation; and
•	consultations concerning financial accounting and reporting standards.

Other Non Audit Fees: Non-audit services include fees related to the following:

•	engagements by the Company’s Audit Committee to perform internal investigations or fact finding;
•	utilization of auditor’s completed work product in connection with a proceeding or investigation or proceeding that is initiated subsequent to the completion of the engagement;
•	completing procedures after litigation arises or an investigation commences, provided the procedures were underway at the time the litigation arose or the investigation commenced, the auditor remains in control of this work, and that work does not become subject to the direction or influence of the client’s legal counsel;
•	performing procedures to search for material fraud, whether as a result of information that becomes available as part of the audit or as a result of concerns expressed by the Audit Committee
•	providing factual accounts or testimony describing work performed; and
•	explaining positions taken or conclusions reached during the performance of any service for the Company.

Tax Fees: Tax services include fees for all services that are performed by professional tax staff in the auditor’s firm, except those services related to the audit as mentioned above. These services, the natures of which are required to be disclosed, include:

•	tax compliance services, including the preparation of original and amended tax returns and claims for refund and tax-payment planning services;
•	tax planning and tax advice, such as assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities.

De-Minimus Exception (Non-Audit Services): The pre-approval requirements outlined above may be waived for non-audit services of the Company if:

1.	The aggregate amount of all such non-audit services provided to the Company constitutes not more than 5 percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided;

2.	Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

3.	Such services are promptly brought to the attention of the Committee and approved, prior to the completion of the services, by the Committee or by one or more members of the Committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the Committee.

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Delegation Authority: The Committee may delegate to one or more designated members of the Committee, who are independent directors of the board of directors, the authority to grant required pre-approvals. The decision of any member to whom authority is delegated to pre-approve an activity shall be presented to the full Committee at its next scheduled meeting. The Committee has appointed Richard G. Daigle, Chair of the Audit Committee, to have the authority to grant required pre-approvals.

Prohibited Activities: In accordance with Section 201 of the Act, and the rules of the SEC and the Public Company Accounting Oversight Board promulgated thereunder, it shall be unlawful for a registered public accounting firm, and any associated person of that firm, that performs for the Company any audit required under the rules of the Securities and Exchange Commission, to perform the following services:

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company;
2.	Financial information systems design and implementation;
3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
4.	Actuarial services;
5.	Internal audit outsourcing services;
6.	Management functions or human resources;
7.	Broker or dealer, investment adviser, or investment banking services;
8.	Legal services and expert services unrelated to the audit;
9.	Contingent fee arrangements for any service;
10.	Tax services determined to be incompatible with auditor independence; and
11.	Any other service that the Public Company Accounting Oversight Board determines is impermissible.

Expert Services: The auditor may not perform any service that would impair their independence such as providing an expert opinion or other expert service for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding. This prohibition is aimed at precluding the auditor from undertaking engagements that are intended to result in the auditor’s specialized knowledge, experience, and expertise being used to lend authority to the Company’s contentions or otherwise support the Company’s positions in an adversarial proceeding.

Disclosure to Investors: Approval by the Committee of pre-approved audit or non-audit services to be performed by the auditor of the Company shall be disclosed to investors in periodic reports required by Section 13a of the Securities and Exchange Act of 1934. More specifically, disclosures must be included in both proxy statements and annual reports (incorporation by reference from the proxy statement to the annual report is permissible), and that the disclosures cover two years. Pre-approved fees must be disclosed in the class of fees as broken down above. Disclosure of prohibited services, or services that did not receive necessary pre-approval must be disclosed via a Form 8-K or other applicable filing in the required time frame.

Adherence to the above policy will ensure “best practices” corporate governance and compliance with all relevant sections of the Sarbanes-Oxley Act of 2002.

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APPENDIX B

Maine & Maritimes Corporation

Corporate Governance Committee Charter

Mission Statement

The Corporate Governance Committee assists the Board of Directors in fulfilling its responsibilities with respect to the manner in which the Board conducts its stewardship of Maine & Maritimes Corporation, (the “Company”).

Organization

The Committee shall consist of three to five members of the Board of Directors. These members shall be independent of the Company and its affiliates, shall have no relationship to the Company or its affiliates that may interfere with the exercise of their independence, and shall otherwise meet the independence standards required by applicable law and regulations. In particular, none shall have been employed by the Company or its affiliates during the last five years.

The Board will designate one member of the Committee as its chairperson.

The Committee will meet no less than three times a year. Special meetings may be convened as required. At the request of its members, the Committee may close each meeting with an Executive Session.

The Chairperson of the Committee will report orally to the full Board on the results of these meetings. The Committee may invite to its meetings other Directors, Company management and other such persons as the Committee deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to enable it to carry out its responsibilities.

Roles and Responsibilities

The Committee has the following duties:

General

1.	Develop principles of corporate governance and recommend them to the Board for its approval.

2.	Review periodically the principles of corporate governance approved by the Board to insure that they remain relevant and are being complied with.

3.	Recommend to the Board of Directors for their approval any changes to By-laws caused by changes in legislated regulations.

4.	Consult with the Chairman and Chief Executive Officer in carrying out the duties of the Committee.

Shareholders

5.	Review periodically the Articles of Incorporation and By-laws of the Company and recommend to the Board changes thereto in respect of good corporate governance and fostering shareholders rights.

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6.	Review the procedures and communication plans for shareholder meetings to ensure that the rights of shareholders are fully protected, that required information on the Company is adequately presented and the meeting promotes effective communication between the Company and its shareholders on matters of importance.

7.	Recommend to the Board ways and means for the Board and Management of the Company to communicate with shareholders between general meetings of the shareholders.

8.	Provide for a process for shareholders to communicate directly with directors. Shareholders of the Company may send email to directors@maineandmaritimes.com, write to Board of Directors Maine & Maritimes Corporation, PO Box 789, Presque Isle, ME 04769-0789, or call the Office of Investor Relations at (207) 760-2402 and leave a message for the Board to respond to. All shareholder communications relating to MAM accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will be referred to the Chairperson of the Governance Committee. All complaints and concerns will be received and processed by the MAM Investor Relations Office. Shareholders will receive a written acknowledgement from the Maine & Maritimes Investor Relations Office upon receipt of their written complaint or concern.

Board Composition

9.	Review the composition and size of the Board in order to ensure the Board has the proper expertise and its membership consists of persons with sufficiently diverse backgrounds.

10.	Determine the criteria for selection of the Chairman, Board members and Board committee members.

11.	Review Board policies on age and term limits for Board members.

12.	Plan for continuity on the Board as existing Board members retire or rotate off the Board.

Board Nomination Responsibilities

13.	With the participation of the Chairman and CEO, make recommendations to the Board on persons to be newly nominated for election as members of the Board of Maine & Maritimes Corporation and members of subsidiary Boards.

14.	Consider nominees submitted by stockholders for the board of directors and make recommendations to the board who may, in turn, nominate the candidates for election by the stockholders.

•	Stockholder nominations of directors, intended for inclusion in the next year’s proxy and proxy statement must be submitted to the Clerk of the Company, PO Box 789, Presque Isle, ME 04769-0789. The Clerk will forward such nominations to the corporate governance committee. Nominations received from stockholders after the first week of December of the year preceding the next proxy are not required to be considered at the next annual meeting.

15.	Prepare and annually review succession plans for the Chairman in case of his resignation, retirement or death.

16.	Evaluate the performance of current Board members proposed for reelection, and recommend to the Board as to whether members of the Board should stand for reelection.

17.	Review and recommend to the Board an appropriate course of action upon the resignation of current Board members.

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Evaluation

18.	Conduct an annual evaluation of the Board as a whole.

19.	Oversee the process of self-evaluation by each director annually.

Board Committees

20.	With the Chairman, periodically review the charter and composition of each Board committee and make recommendations to the Board for the creation of additional Board committees or the change in mandate or dissolution of Board committees.

21.	With the Chairman, recommend to the Board persons to be members of the Board committees.

22.	Ensure that each Board Committee is comprised of members suitable for the tasks of the Committee and that each Committee conducts the required number of meetings and makes sufficient reports to the Board on its activities and findings.

Conflicts and Other Directorships

23.	Review directorships and consulting agreements of Board members for conflicts of interest. All members of the Board are required to report directorships and consulting agreements to the corporate general counsel.

24.	Clear actual and potential conflicts of interest a Board member may have, and issue to a Board member having an actual or potential conflict of interest, instructions on how to conduct him/herself in matters before the Board which may pertain to such a conflict.

General

25.	Take such other actions regarding the manner of governance of the Company, including the adoption of principles of corporate governance, from time to time that are in the best interests of the Company and its stakeholders, as the Committee shall deem appropriate.

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APPENDIX C

Maine & Maritimes Corporation

Performance and Compensation Committee Charter

PURPOSE

It is essential that Maine & Maritimes Corporation has a Performance and Compensation Committee to discharge the Board’s responsibilities relating to the performance of the Company and the compensation of its Directors and officers. Among other things, the Committee reviews, recommends and approves salaries and other compensation of Maine & Maritimes’ executive officers and administers the Company’s equity incentive plans. The Committee is charged with the responsibilities to ensure that all forms of compensation to Directors and executives are consistent with shareholder interests and are directly correlated with the Corporation’s financial performance and creation of shareholder value.

MEMBERSHIP and STRUCTURE

The Performance and Compensation Committee membership shall consist of at least three directors, all of whom shall (a) meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, (b) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (c) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

Appointment to the Committee, including designation of the Chair of the Committee, shall be made on an annual basis by the full Board. The Board may remove any member from the Committee at any time with or without cause. Meetings of the Compensation Committee shall be held at such times and places as the Compensation Committee shall determine. When necessary, the Committee shall meet in executive session outside the presence of any senior executive officer of the Company.

OPERATIONS

The Committee shall meet at least four times a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee may also take action without a meeting by unanimous written consent. The Committee will cause to be kept adequate minutes of all of its proceedings, and will report on its actions and activities at the next scheduled meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous written consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Maine.

COMMITTEE OVERSIGHT AREAS

■	Corporate Performance and Incentive Compensation Goals
■	Corporate Compensation Strategy and Philosophy
■	CEO Performance Evaluation
■	Executive Compensation Evaluation
■	Corporate Performance and Incentive Compensation
■	Organizational Structure and Alignment
■	Succession Planning and Executive Development
■	Administration of Stock Bonus / Option Plans
■	Director Compensation
■	Employee Compensation Policies and Programs

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AUTHORITY

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. If a compensation consultant is to assist in the evaluation of director, CEO or senior executive compensation, the Performance and Compensation Committee has the sole authority to retain and terminate the consulting firm, including sole authority to approve the firm’s fees and other retention terms. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all the necessary steps to preserve the privileged nature of those communications. The Committee may delegate authority to one or more designated members of the Committee to perform any of the duties and responsibilities described below.

DUTIES & RESPONSIBILITIES

Subject to the provisions of the Maine & Maritimes Corporation Corporate Governance Guidelines, the principal responsibilities and functions of the Performance and Compensation Committee are as follows:

■	Review and approve corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance and setting the CEO’s compensation level based on that evaluation and shareholder return.
■	Review and approve the overall corporate compensation strategy and philosophy, overseeing the development of new compensation plans, and, when necessary, approving the revision of existing plans.
■	Determine long and short-range incentive compensation plans for the CEO and officers.
■	Develop a short range and long-range succession plans for the CEO and other senior officers.
■	Review and monitor CEO’s plan for management development.
■	Review and monitor management’s compensation.
■	Review, make recommendations and administer stock bonus plans and stock option plans as needed. Review plans annually and update as needed.
■	Annually review director’s compensation. Corporate policy is to maintain director’s compensation equal to 85% of the standards outlined in the National Association of Corporate Director’s “Director Compensation Survey.”
■	Produce an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable rules and regulations of the Securities and Exchange Commission rules and regulations and the relevant listing authority.
■	Regularly review and make recommendations regarding changes to the Charter of the Committee.
■	Perform an annual evaluation of the Committee’s performance and make applicable recommendations.

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APPENDIX D

MAINE & MARITIMES CORPORATION

2005 STOCK PLAN

1. Purpose. The purpose of the Plan is to provide designated Employees of Maine & Maritimes Corporation and its Subsidiaries with stock ownership opportunities and additional incentives to contribute to the success of the Company, and to attract, reward and retain Employees of outstanding ability.

2. Definitions. As used in this Plan, the following words and phrases wherever capitalized shall have the following meanings unless the context clearly indicates that a different meaning is intended:

(a) “Award” shall mean a grant of Options or Shares to an individual under the Plan.

(b) “Award Agreement” shall mean a written or electronic agreement between the Company and the Awardee setting forth the terms of the Award.

(c) “Awardee” shall mean the holder of an outstanding Award.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as from time to time amended.

(f) “Committee” shall mean the committee described in Section 3, which shall have the authority to control and manage the administration of the Plan.

(g) “Common Stock” shall mean common stock, par value $7.00 per share, of the Company.

(h) “Company” shall mean Maine & Maritimes Corporation.

(i) “Disability” shall mean an Employee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An Employee shall not be considered disabled unless he or she furnishes proof of the existence of such Disability in such form and manner, and at such times, as the Committee may require.

(j) “Employee” shall mean any person who is employed by the Company or any Parent or Subsidiary.

(k) “Fair Market Value” shall mean, with respect to Shares, the closing price of Shares as reported on the American Stock Exchange or such other principal exchange or quotation network on which the Shares are traded; provided, however, that the Fair Market Value of the Shares to be issued under any Incentive Stock Option shall be determined by the Committee in accordance with the applicable requirements of subsections 422(b)(4) and (c)(7) of the Code and the regulations issued thereunder.

(l) “Incentive Stock Option” shall mean an option granted to an individual for any reason connected with his or her employment by a corporation, if granted by the employer corporation or its Parent or Subsidiary corporation, to purchase stock of any of such corporations, but only if such option meets the requirements of Section 422 of the Code.

(m) “Nonqualified Stock Option” shall mean an Option granted under the Plan that is not an Incentive Stock Option.

(n) “Option” shall mean a right granted under the Plan to purchase Shares.

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(o) “Parent” shall mean, for purposes of the Incentive Stock Option provisions of the Plan, a parent company within the meaning of subsections 424(e) and (g) of the Code.

(p) “Plan” shall mean the Maine & Maritimes Corporation 2005 Stock Plan.

(q) “Share” shall mean a share of Common Stock of the Company, as adjusted in accordance with subsection 4(b).

(r) “Stock Award” shall mean a grant of Shares or of a right to receive Shares or their cash equivalent (or both) pursuant to Section 8 of the Plan.

(s) “Subsidiary” shall mean, for purposes of the Incentive Stock Option provisions of the Plan, a subsidiary Company within the meaning of subsections 424(f) and (g) of the Code, and for all other purposes of the Plan, a Company of which Maine & Maritimes Corporation owns directly or indirectly at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote.

3. Administration.

(a) Committee Members. The Plan shall be administered by the members of the Performance & Compensation Committee of the Board who are not employees of the Company or any Parent or Subsidiary and who otherwise qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as “outside directors” within the meaning of Code Section 162(m), as amended, and the regulations thereunder. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. Any member may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Further, any action of the Committee may be taken without a meeting if all of the members of the Committee sign written consents, setting forth the action taken or to be taken, at any time before or after the intended effective date of such action.

(b) Powers. The Committee shall have the complete authority and discretion to administer the Plan, including the following powers, which shall be exercised in accordance with the terms of the Plan:

(i) to determine the Employees to whom Awards shall be granted;

(ii) to determine the time or times at which Awards shall be granted;

(iii) to determine the type or types of Awards to be granted;

(iv) to determine the terms, conditions and restrictions of each Award;

(v) to make adjustments in accordance with subsection 4(b);

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan;

(vii) to interpret the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan; and

(viii) to delegate to any officer of the Company the authority to act for the Committee in such matters as the Committee may specify.

Each determination, interpretation or other action taken pursuant to the Plan by the Committee (or an officer of the Company acting under a delegation of authority by the Committee) shall be final and conclusive for all

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purposes and binding upon all persons, including the Company, its Subsidiaries, the Board, the Committee, the Employees and their respective successors in interest.

(c) Signatures. The Committee may authorize any member thereof to execute all instruments required in the administration of the Plan, and such instruments may be executed by electronic or facsimile signature.

4. Stock Subject to the Plan.

(a) Limitations. Subject to the provisions of subsection (b), the maximum number of Shares available for grant under the Plan shall be 300,000 Shares, provided that the maximum aggregate number of Shares which may be issued under the Plan pursuant to Incentive Stock Options shall be 120,000 Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or reacquired Shares.

In the event that any Shares subject to an Award are forfeited, such Shares shall, unless the Plan has been terminated, become available again for grant and shall not be counted again for purposes of the foregoing share limitation. In the event that any Award granted under the Plan expires or terminates without the issuance of Shares or payment of other consideration in lieu of such Shares, the unissued Shares subject to such Award shall, unless the Plan has been terminated, become available for other Awards.

In the event that an Employee transfers stock issued by the Company in full or partial payment of the option price of an Option granted under the Plan, only the difference between (i) the number of Shares issued upon exercise of the Option and (ii) the number of Shares transferred in payment of the option price shall be counted for purposes of the foregoing limitation on the maximum number of Shares available for grant under the Plan.

(b) Adjustments. If the number of Shares outstanding changes as a result of a stock split stock dividend, combination, or reclassification of shares the Committee shall proportionately adjust: (i) the maximum number of Shares available for grant and the maximum aggregate number of Shares which may be issued under Incentive Stock Options; (ii) the number of Shares to be issued under outstanding Awards; and (iii) the option price (if applicable). Any adjustments under this subsection (b) affecting Incentive Stock Options shall be made so as to comply with the applicable provisions of Sections 422 and 424 of the Code.

5. Eligibility.

The Committee may, from time to time, designate Employees to whom Awards may be granted in accordance with the terms of the Plan.

6. Granting of Awards.

The Committee may grant more than one Award and more than one type of Award to any Employee; provided that no Incentive Stock Option shall be granted to any Employee who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary. For purposes of applying the percentage limitation of the preceding sentence, the ownership principles of subsection 424(d) of the Code shall apply. The terms and conditions of Awards need not be the same with respect to each Employee. An Employee who has been granted an Option may, if he or she is otherwise eligible, be granted additional Options before the exercising of such prior Option.

In no event may an Employee during any five (5) year period be granted Options with respect to more than one hundred thousand (100,000) Shares, subject to adjustment as provided in Section 4. The Committee may condition the grant of an Option and the exercise of an Option on the attainment of performance goals. Performance goals may be expressed in terms of earnings per Share, stock price, total shareholder return, return on equity, or any other quantifiable measures consistent with Code Section 162(m).

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7. Options.

(a) Option Agreement. Each Option granted by the Committee shall be evidenced by an Award Agreement, specifying the Option price, the number of Shares subject to the Option and such other terms, conditions and restrictions as the Committee shall determine. In addition, each Option shall be clearly identified as either an Incentive Stock Option or a Nonqualified Stock Option.

(b) Term of Option. The term of each Option shall be set forth in the Award Agreement, but in no event shall an Option be exercisable after the expiration of ten (10) years from the date such Option is granted.

(c) Option Price. The option price for Shares to be issued under any Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of such Shares on the date the Option is granted.

(d) Nontransferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Notwithstanding the preceding sentence to the contrary, the Committee may permit the transfer of Nonqualified Stock Options to spouses, other family members or family trusts (and exercise by the transferee) to the extent such Options would be covered by the Registration Statement on Form S-8 filed with the Securities and Exchange Commission by the Company with respect to the Shares available under the Plan, and the transfer of such Options and issuance of such Shares to such person would be exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-3 adopted thereunder.

8. Stock Awards. (a) Stock Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Committee determines that it will grant a Stock Award, it will advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the grant, including the number of Shares that the Awardee shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Awardee must accept the grant. The grant shall be accepted by execution of an Award Agreement in the manner determined by the Committee.

(b) Unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested Shares underlying such Stock Award upon the Awardee ceasing to be an Employee. To the extent that the Awardee purchased the Shares granted under such Stock Award and any such Shares remain non-vested at the time the Awardee ceases to be an Employee, the cessation of Employee status shall cause an immediate sale of such non-vested Shares to the Company at the original price per Common Share paid by the Awardee.

9. Exercise of Award.

(a) Manner of Exercise. An Award granted under the Plan shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Award Agreement. An Option shall be deemed to be exercised when the Awardee gives written or electronic notice of such exercise to the Company in accordance with the terms of the Award Agreement and the Company receives full payment for the Shares with respect to which the Option is exercised. Payment shall be made by check payable to the Company, delivery of stock issued by the Company or a combination thereof, subject to the terms of the Award Agreement.

Stock transferred to the Company in full or partial payment for Shares shall be valued at Fair Market Value on the date that such transfer is recorded upon the books of the Company, following actual or constructive delivery of such stock to the Company in a form suitable for transfer.

(b) Termination of Employment. In the event an Awardee ceases to be employed by the Company or any Parent or Subsidiary, and is no longer employed by any of them, for any reason other than death or Disability, such

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Awardee may, subject to the terms of the Award Agreement, exercise his or her rights under any outstanding Awards at any time prior to the expiration date of such Award (or, in the case of an Incentive Stock Option, within three (3) months after the date the Awardee’s employment ceases, whichever is earlier), but only to the extent the Awardee had the right to exercise his or her Award at the date his or her employment ceased. An Awardee’s employment shall be deemed terminated on the date such Awardee’s employer ceases to be a Parent or Subsidiary.

(c) Disabled Awardee. In the event an Awardee who is disabled ceases to be employed by the Company or any Parent or Subsidiary by reason of such Disability, and is no longer employed by any of them, such Awardee may, subject to the terms of the Award Agreement, exercise his or her rights under any outstanding Awards at any time prior to the expiration date of such Award (or, in the case of an Incentive Stock Option, within one (1) year after the date such Awardee’s employment ceases, whichever is earlier), but only to the extent the Awardee had the right to exercise his or her Award at the date his or her employment ceased.

(d) Death of Awardee. In the event an Awardee dies while in the employ of the Company or any Parent or Subsidiary, then to the extent that the Awardee would have been entitled to exercise an Award immediately prior to his or her death, such Award may be exercised by the estate of such Awardee or by such person or persons to whom such Awardee’s rights pass by will or by the laws of descent and distribution at any time prior to the expiration date of such Award or within one (1) year after the death of the Awardee, whichever is earlier.

(e) Cancellation of Options. Notwithstanding any provision of the Plan to the contrary, the Committee may cancel any Award, whether vested or not, if at any time an Employee is not in compliance with the applicable terms of the Award Agreement or in the event of a serious breach of conduct, including but not limited to failure to comply with the terms of an agreement not to compete with the Company or disclose confidential information.

10. Change in Control.

Upon the occurrence of a Change in Control Event, all then outstanding Awards not previously exercisable shall immediately become fully exercisable. For purposes of this Section, each of the following events shall constitute a Change in Control Event:

(a) Any person acquires beneficial ownership of Company securities and is or thereby becomes a beneficial owner of securities entitling such person to exercise twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding stock.

For purposes of this Plan, “beneficial ownership” shall be determined in accordance with Regulation 13D under the Securities Exchange Act of 1934, or any similar successor regulation or rule; and the term “person” shall include any natural person, corporation, partnership, trust or association, or any group or combination thereof, whose ownership of Company securities would be required to be reported under such Regulation 13D, or any similar successor regulation or rule.

(b) The Company ceases to be a reporting company pursuant to Section 13(a) of the Securities Exchange Act of 1934 or any similar successor provision.

(c) The number of the Company’s Outside Directors, as defined herein, is decreased by more than fifty percent (50%) in any twenty-five (25) month period or the number of the Company’s directors is increased such that the Outside Directors constitute less than a majority of the Board.

For purposes of this Plan, an “Outside Director” as of a given date shall mean a member of the Company’s board of directors who has been a director of the Company throughout the six (6) months prior to such date and who has not been an employee of the Company at any time during such six (6) month period.

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(d) Within any twenty-five (25) month period, individuals who were Outside Directors at the beginning of such period, together with any other Outside Directors first elected as directors of the Company pursuant to nominations approved or ratified by at least two-thirds (2/3) of the Outside Directors in office immediately prior to such respective elections, cease to constitute a majority of the board of directors of the Company.

(e) The Company is subject to a change in control which would require reporting in response to Item 5.01 of Form 8-K under Rule 13a-11 promulgated under the Securities Exchange Act of 1934, as amended, or any similar successor statute or rule, whether or not the Company is a reporting company under such Act.

(f) The Company’s stockholders approve:

(i) any domestication, entity conversion, share exchange or merger of the Company in which the Company is not the continuing or surviving entity or pursuant to which shares of Company common stock would be converted into cash, securities or other property, other than a domestication, entity conversion, share exchange or merger in which the holders of the Company’s common stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of the surviving entity immediately after the transaction; or

(ii) any sale, lease, exchange, liquidation or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

Notwithstanding subparagraphs (i) and (ii) above, the term “Change in Control Event” shall not include a domestication, entity conversion, share exchange, merger, or other reorganization if upon consummation of such transaction all of the outstanding voting stock of the Company is owned, directly or indirectly, by a holding company, and the holders of the Company’s common stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of the holding company.

11. Amendment and Termination.

(a) Amendment. The Committee, without further approval of the shareholders of the Company, may amend the Plan from time to time in such respects as the Committee may deem advisable, provided that no amendment shall become effective prior to ratification by the Board and approval by shareholders if such amendment:

(i) increases the maximum aggregate number of shares which may be issued under the Plan or issued pursuant to Incentive Stock Options;

(ii) increases the maximum number of Options that may be granted to an Employee;

(iii) increases the maximum term for which an Option may be granted;

(iv) reduces the minimum exercise price at which an Option may be granted;

(v) provides for the grant of an Option to persons who are not employees; or

(vi) would otherwise require shareholder approval under the AMEX Company Guide Section 711, any successor provision thereto, or any rule of any stock exchange on which any class of the Company’s securities is then listed.

(b) Termination. The Board, without further approval of the shareholders of the Company, may at any time terminate the Plan.

(c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not adversely affect Awards already granted without the written consent of the affected individual, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated.

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12. Effective Date of Plan. The Plan shall be effective upon its adoption by the Board or its approval by the shareholders of the Company, whichever is later.

13. Term of Plan. No Award shall be granted pursuant to the Plan after ten (10) years from the earlier of the date the Plan is adopted or the date the Plan is approved by shareholders. Awards granted prior to the end of such period may extend beyond such period, except as otherwise provided herein or in the Award Agreement.

14. Arbitration. Arbitration as hereinafter provided shall be the exclusive remedy for resolving any claim or dispute arising under the Plan.

(a) Any arbitration under the Plan, and any related judicial proceeding, shall be initiated and shall proceed pursuant to the provisions of the Maine Uniform Arbitration Act (the “Act”) and, to the extent consistent with the Act, the then prevailing rules of the American Arbitration Association (the “Association”) for labor and employment contracts. To initiate arbitration, demand shall be given in writing to the Association and the other party no later than one year after the claim arises. Any claim for which such demand is not made within one year after the claim arises shall be barred and discharged absolutely.

(b) Any arbitration under the Plan shall be before a single arbitrator, and an award in such arbitration may include only damages which the arbitrator determines to be due under express provisions of the Plan and applicable Award Agreement. The arbitrator shall have no authority to award any other damages, including without limitation, consequential and exemplary damages. Any award in arbitration shall be subject to enforcement and appeal pursuant to the Act.

(c) The Company and the Employee shall share equally all costs and fees charged by the Association or the arbitrator.

15. Miscellaneous.

(a) Award Agreement. Upon executing an Award Agreement, an Employee shall be bound by such Agreement and by the applicable provisions of the Plan.

(b) Employment. The granting of an Award to an Employee shall not give the Employee any right to be retained in the employ of the Company or any Parent or Subsidiary, nor shall the existence of the Plan impair the right of the Company or any Parent or Subsidiary to discharge or otherwise deal with an Employee.

(c) Tax Withholding. The Company shall be authorized to withhold from any Award granted, or payment due, under the Plan the amount of any taxes required by law to be withheld because of such Award or payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(d) Governing Law. The Plan is established under and shall be construed according to the laws of the State of Maine.

(e) Headings. Paragraph headings are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of the Plan.

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MAINE & MARITIMES CORPORATION ANNUAL MEETING – MAY 11, 2004 – 10:00 A.M.

The American Stock Exchange, 86 Trinity Place, New York, NY 10006

DIRECTIONS:

From the North:

Take I-95 South toward New York City (toll highway). Merge onto I-278 W via Exit 6B on the left toward Triborough Bridge (5.4 miles). Take the exit toward Randalls-Wards/IS/Manhatttan/FDR Drive (0.1 miles). Stay straight to go onto Triborough Bridge (toll bridge) (0.4 miles). Merge onto FDR DR South (9.2 miles). FDR DR South becomes South Street (0.3 miles). South Street becomes West Side Highway/West Street (0.2 miles). Turn right onto Rector Street (0.1 miles). Turn left onto Trinity Place (0.1 miles). End at The American Stock Exchange, 86 Trinity Place, New York, NY 10006.

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☐ Mark this box with an X if you have made

changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

For All	Withold All	For All Except*
☐	☐	☐

01 - D. James Daigle

02—G. Melvin Hovey

03—Lance A. Smith

04—Deborah L. Gallant

Instructions: To withhold authority to vote for any indvidual nominee, mark the “Exceptions” box and write that nominee’s

name in the space provided below.

*Exceptions

___________________________________________________

For Against Abstain

The Board of Directors recommends a vote FOR the following proposals.

B Issues

	For	Against	Abstain
2. Amendments of the Company’s 2002 Stock Option Plan to provide for stock grants.	☐	☐	☐

	For	Against	Abstain
3. Ratification of the selection of Vitale, Caturano & Co. as the Company’s Independent Auditors for 2005.	☐	☐	☐

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – Maine & Maritimes Corporation

209 State Street, Presque Isle, Maine

Solicited by the Board of Directors for use at the Annual Meeting of Stockholders

of Maine & Maritimes—May 11, 2005, at 10:00 A.M., to be held at:

The American Stock Exchange

86 Trinity Place, NY, NY 10006

The undersigned hereby appoints Patrick C. Cannon, Secretary and Michael I. Williams, Clerk; or any one or more of them, attorneys in fact and proxies, with full power of substitution and revocation of each, for and on behalf of the undersigned and with all the powers the undersigned would possess if personally present, to vote upon all matters coming before the Annual Meeting and any adjournment thereof all shares of Common Stock of Maine & Maritimes Corporation that the undersigned would be entitled to vote at such meeting.

The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when duly executed proxy is returned, such shares will be voted “FOR all nominees” in Proposal 1 and “ABSTAIN” on Proposals 2 and 3.

(Continued, and to be signed, on reverse side)